Exhibit 1.8

BANK OF AMERICA CORPORATION

Medium-Term Notes, Series N

DISTRIBUTION AGREEMENT

[            ], 2018

To the Selling Agents listed on

Exhibit A hereto and to

each additional person

that shall become a Selling Agent

pursuant to Section 1(e)

of this Agreement.

Dear Ladies and Gentlemen:

Bank of America Corporation, a Delaware corporation (the “Company”), has authorized and proposes to issue and sell from time to time in the manner contemplated by this agreement (the “Agreement”) its Senior Medium-Term Notes, Series N (the “Senior Notes”) and its Subordinated Medium-Term Notes, Series N (the “Subordinated Notes,” and together with the Senior Notes, the “Notes”). The Senior Notes will be issued pursuant to an Indenture for senior debt securities dated as of June 27, 2018 (as may be supplemented or amended from time to time, the “Senior Indenture”) between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Senior Trustee”). The Subordinated Notes will be issued pursuant to an Indenture for subordinated debt securities dated as of June 27, 2018 (as may be supplemented or amended from time to time, the “Subordinated Indenture”) between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Subordinated Trustee”). The Senior Trustee and the Subordinated Trustee are referred to herein individually as a “Trustee” and collectively as the “Trustees,” and the Senior Indenture and the Subordinated Indenture are referred to herein individually as an “Indenture” and collectively as the “Indentures.” Unless otherwise agreed between the Company and the applicable Selling Agent (as defined herein), all Notes will be issued in book-entry only form and will be represented by one or more fully registered global securities.

In addition, the Company has previously issued senior debt securities under the Indenture for senior debt securities dated as of January 1, 1995 (as supplemented, the “1995 Senior Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee, and subordinated debt securities under the Indenture for subordinated debt securities dated as of January 1, 1995 (as supplemented, the “1995 Subordinated Indenture” and, together with the 1995 Senior Indenture, the “1995 Indentures”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee. The parties hereto agree that the provisions of this Agreement, including, for the avoidance of doubt and to the extent feasible, the Procedures (as defined herein), shall apply to the issuance and sale of an additional principal amount of a series of the Company’s senior or subordinated medium-term notes originally issued prior to the date hereof under a previous registration statement and under either of the 1995 Indentures, and pursuant to another agreement with one or more selling agents for the offer and sale of such notes; provided, however, that the Company will reopen a series of senior debt securities issued under the 1995 Senior Indenture only if the debt securities of such series were first issued on or after January 13, 2017.

The Notes are unsecured debt securities which have been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), on Form S-3 with the Securities and Exchange Commission (the “Commission”), pursuant to Registration No. 333-224523, as amended on or prior to the date of this Agreement. The registration statement has been declared effective, and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the “Trust Indenture Act”). Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), is called the “Registration Statement.” The term “Base Prospectus” shall refer to the prospectus dated [            ], 2018 for the Company’s debt securities and other securities filed as part of the Registration Statement, together with the medium-term notes prospectus supplement for the offering of the Notes dated [            ], 2018, or any amendment thereto or document that supersedes or replaces such prospectus or prospectus supplement (such prospectus supplement, as it may be amended, superseded or replaced, the “MTN Prospectus Supplement”), but not including any Pricing Supplement (as defined below), any preliminary pricing supplement, any prospectus addendum or other supplement to the Base Prospectus describing the general terms applicable to a particular type of Note (each such prospectus addendum or other supplement being referred to herein as a “prospectus supplement”), or any free writing prospectus (as such term is used in Rule 405 under the Securities Act). The term “Prospectus” shall refer to the Base Prospectus, together with the applicable Pricing Supplement and any applicable prospectus supplement. Any preliminary pricing supplement to the Base Prospectus setting forth the preliminary terms of a particular issuance of the Notes and describing the offering thereof and that is used prior to filing of the Prospectus is called, together with the Base Prospectus and any applicable prospectus supplement, a “preliminary pricing supplement.” The final terms of a particular issuance of Notes will be set forth in a “Pricing Supplement” to the Base Prospectus, which may be accompanied by one or more prospectus supplements that may be filed by the Company under Rule 424(b) under the Securities Act on or after the date of this Agreement.

Any reference herein to the Registration Statement, any preliminary pricing supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary pricing supplement or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary pricing supplement or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary pricing supplement or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, a preliminary pricing supplement, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company confirms its agreement with each of you (individually, a “Selling Agent” and collectively, the “Selling Agents”) with respect to the issue and sale from time to time by the Company of the Notes as follows:

SECTION 1. Appointment of Selling Agents.

(a)    Appointment. Subject to the terms and conditions stated herein, and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints each of you as a Selling Agent in connection with the offer and sale of the Notes. The Company reserves the right to sell Notes, at any time, on its own behalf to any unsolicited purchaser, whether directly to such purchaser or through an agent for such purchaser. Upon the sale of any Notes to an unsolicited purchaser, no Selling Agent named herein shall be entitled to any commission pursuant to this Agreement.

(b)    Solicitations as Selling Agent. (i) Subject to the terms and conditions set forth herein, each Selling Agent agrees, as agent of the Company, to use its reasonable best efforts when requested by the Company to solicit offers to purchase particular issuances of the Notes upon the terms and conditions set forth in the Prospectus and the administrative procedures with respect to the sale of Notes as may be agreed upon from time to time between the Selling Agents and the Company (the “Procedures”). The initial Procedures set forth in Annex I to this Agreement shall remain in effect until changed in an amendment signed by the Selling Agents and the Company. The Selling Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures. Notwithstanding any provision herein to the contrary, the Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Selling Agents, as agents, commencing at any time for any period of time or permanently. The Company will timely deliver notice to the Selling Agents of its decision to suspend solicitations. Upon receipt of instructions from the Company, the Selling Agents will forthwith suspend solicitation of purchases of the Notes until such time as the Company has advised the Selling Agents that such solicitation may be resumed.

(ii)    Each Selling Agent will communicate to the Company, orally, each offer to purchase Notes solicited by such Selling Agent on an agency basis, other than those offers rejected by the Selling Agent. Each Selling Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part, by persons solicited by the Selling Agent and any such rejection shall not be deemed a breach of such Selling Agent’s agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part, and any such rejection shall not be deemed a breach of the Company’s agreement herein.

(iii)    All Notes sold through a Selling Agent, as agent, will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Selling Agent. Each purchase of Notes solicited by a Selling Agent, as agent, shall be confirmed by such Selling Agent and the Company in writing by facsimile transmission, e-mail or otherwise at about, or prior to, the Initial Sale Time, in accordance with the Procedures. The principal amount of Notes to be purchased through such Selling Agent, the maturity date of such Notes, the price to be paid to the Company for such Notes, the payment terms of such Notes and any other terms of the Notes shall be set forth in a Pricing Supplement to the

Base Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. The Company and an applicable Selling Agent may enter into a separate agreement in connection with any sale of Notes through such Selling Agent, as agent, but are not required to do so.

(iv)    Each Selling Agent, acting as agent, shall use its reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Selling Agent and accepted by the Company. Each Selling Agent shall not have any liability to the Company if any such agency purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (A) hold the Selling Agent for such purchase harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) notwithstanding such default, pay to such Selling Agent any commission to which it would be entitled in connection with such sale.

(v)    For those offers to purchase Notes solicited by a Selling Agent, as agent, and accepted by the Company, the Selling Agent shall be paid a commission to be agreed between the Company and the Selling Agent. In the absence of such an agreement, such commission shall be an amount equal to the applicable percentage of the principal amount of Notes sold by the Company as a result of a solicitation made by such Selling Agent as set forth in Exhibit B hereto.

(c)    Purchases as Principal.

(i)    The Selling Agents shall not have any obligation to purchase Notes from the Company as principal. However, a Selling Agent and the Company may expressly agree from time to time that such Selling Agent shall purchase Notes as principal. Unless otherwise agreed between the Company and the Selling Agent and, if required by law or otherwise, disclosed in a Pricing Supplement, Notes sold to a Selling Agent as principal shall be purchased by such Selling Agent at a price equal to 100% of the principal amount thereof less a discount equivalent to the applicable commissions set forth in Exhibit B hereto (or such other commissions amount as may be agreed by the Selling Agent and the Company pursuant to a Terms Agreement (as defined below) or otherwise) and may be resold by such Selling Agent at prevailing market prices at the time or times of resale as determined by such Selling Agent. The initial Procedures set forth in Annex I to this Agreement shall apply to the purchase of Notes by one or more Selling Agents, as principal, unless otherwise agreed pursuant to a Terms Agreement.

(ii)    A Selling Agent’s commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations, warranties and covenants of the Company herein contained and shall be subject to the terms and conditions set forth herein, including Section 11(b) hereof. When a Selling Agent and the Company agree that such Selling Agent shall purchase Notes as principal, that agreement shall take the form of (A) a written agreement between such Selling Agent and the Company, which may be substantially in the form of Exhibit C hereto or in another form mutually acceptable to such Selling Agent and the Company or (B) an agreement, which may be oral and confirmed in writing by such Selling Agent and the Company by facsimile transmission, e-mail or otherwise, in accordance with the Procedures (any such agreement, a “Terms Agreement”).

(iii)    The applicable Selling Agent(s) and the Company shall agree to the principal amount of Notes to be purchased by such Selling Agent(s) as principal, the maturity date of such Notes, the price to be paid to the Company for such Notes, the payment terms of such Notes, any selling restrictions additional to those set forth in the MTN Prospectus Supplement and any other terms of such Notes, all of which shall be specified in each such Terms Agreement. Each such Terms Agreement may also specify any requirements for officers’ certificates, opinions of counsel and letters from the independent public registered accounting firm of the Company pursuant to Section 4 hereof. A Terms Agreement also may specify certain provisions relating to the reoffering of such Notes by such Selling Agent.

(d)    Sub-Agents. A Selling Agent may engage the services of any other broker or dealer in connection with the resale of any Notes purchased as principal, but no Selling Agent may appoint sub-agents without the prior consent of the Company. In connection with sales by a Selling Agent of Notes purchased by such Selling Agent as principal to other brokers or dealers, such Selling Agent may allow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers.

(e)    Appointment of Additional Selling Agents. Notwithstanding any provision herein to the contrary, the Company reserves the right to appoint additional selling agents for the offer and sale of the Notes, which agency may be on an on-going basis or on a one-time basis. Any such additional selling agent shall become a party to this Agreement and shall thereafter be subject to the provisions hereof and entitled to the benefits hereunder on an on-going basis or on a one-time basis, as applicable, upon the execution of a counterpart hereof or other form of acknowledgment of its appointment hereunder, which acknowledgment may be as provided pursuant to the form of Terms Agreement attached hereto as Exhibit C or may be substantially in the form of letter attached hereto as Exhibit D if the appointment is on a one-time basis or in another form acceptable to the Company if on an on-going basis, and delivery to the Company of addresses for notice hereunder and under the Procedures. After the time an additional selling agent is appointed, the Company shall deliver to the additional selling agent, at such selling agent’s request, copies of the documents delivered to other Selling Agents under Sections 4(b), 4(c), 4(d) and 4(e) and, if such appointment is on an on-going basis, Sections 6(b), 6(c) and 6(d) hereof. If such appointment is on an on-going basis, the Company will notify Merrill Lynch, Pierce, Fenner & Smith Incorporated or any successor or assignee broker-dealer affiliate of the Company (“Merrill Lynch”) of such appointment.

(f)    Selling Restrictions. Each Selling Agent, severally and not jointly, agrees with the Company that:

(i)    it has not and will not offer, sell or deliver any of the Notes, directly or indirectly, or distribute the Prospectus or any other offering materials (including any Issuer Free Writing Prospectus (as defined below) or other free writing prospectuses) relating to the Notes in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on the Company except as set forth herein; and

(ii)    it will comply in all material respects with (A) the selling restrictions set forth in the MTN Prospectus Supplement under the caption “Supplemental Plan of Distribution (Conflicts of Interest)—Selling Restrictions” and (B) any additional selling restrictions set forth in the applicable Pricing Supplement.

SECTION 2. Representations and Warranties.

(a)    The Company represents and warrants to the Selling Agents as of the date hereof, as of the time of each Terms Agreement, as applicable, and each acceptance (the “Time of Acceptance”) by the Company of an offer for the purchase of Notes (whether through a Selling Agent as agent or to a Selling Agent as principal), as of the date of each delivery of Notes (whether through a Selling Agent as agent or to a Selling Agent as principal) (the date of each such delivery to a Selling Agent being hereafter referred to as a “Settlement Date”), and as of any time that the Registration Statement, the Base Prospectus or any Pricing Supplement shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement or furnished solely for the purpose of disclosure under Item 2.02 or Item 7.01 of Form 8-K) (each of the times referenced above, including a Settlement Date, being referred to herein as a “Representation Date”) as follows:

(i)    The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission the Registration Statement, which has been declared effective. The Registration Statement meets the requirements of Rule 415(a)(1) under the Securities Act and complies in all other material respects with such Rule 415(a)(1).

(ii)     (A) The Registration Statement, as amended or supplemented, the Prospectus, and the applicable Indenture complied, complies or will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act, (B) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (I) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act or (II) the information contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Selling Agent specifically for inclusion in the Registration Statement and the Prospectus, it being understood and agreed that the only such information furnished to the Company by or on behalf of any Selling Agent consists of the information described as such in Section 7(b) hereof (the “Selling Agent Information”).

(iii)    As of the Initial Sale Time with respect to each offering of Notes, the Disclosure Package (as defined below), taken as a whole, will comply in all material respects with the requirements under the Securities Act and the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Selling Agent Information. “Initial Sale Time” means, with respect to each offering of Notes, the time after the Time of Acceptance as to such Notes and immediately prior to a Selling Agent’s initial entry into contracts with investors for the sale of such Notes, which such times shall be recorded by the Selling Agent and furnished to the Company, and deemed to be part of the applicable Terms Agreement. The term “Disclosure Package” shall mean, as to any offering of Notes, collectively, (A) the Base Prospectus, (B) any preliminary pricing supplement, as amended or supplemented, (C) any applicable prospectus supplement filed with the Commission prior to the Initial Sale Time, (D) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (including, if applicable, any Final Term Sheet (as defined herein)) (each, an “Issuer Free Writing Prospectus”), if any, used in connection with such offering and (E) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

(iv)    No Issuer Free Writing Prospectus (including any Final Term Sheet), with respect to any offering of Notes, as of the issue date of that document and at all subsequent times through the completion of such offering of Notes or until any earlier date that the Company notified or notifies the Selling Agents as described in the next sentence, includes or will include any information that conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, the Base Prospectus, any preliminary pricing supplement or any Pricing Supplement that has not been superseded or modified. If at any time following delivery of an Issuer Free Writing Prospectus and until the end of the applicable Prospectus Delivery Period (as defined below), there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement, the Base Prospectus, any preliminary pricing supplement or any Pricing Supplement, the Company will promptly notify the Selling Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Selling Agent Information. The term “Prospectus Delivery Period” shall mean, as to any offering of Notes, the period beginning at the Initial Sale Time and ending on the later of the applicable Settlement Date or such date, as in the opinion of counsel for the Selling Agents, the Prospectus is no longer required to be delivered in connection with sales by a Selling Agent or dealer (except for delivery requirements imposed because such Selling Agent or dealer is an affiliate of the Company), including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act.

(v)    The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Prospectus and the Disclosure Package, at the date hereof, at the date of the Base Prospectus and at each Representation Date, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi)    The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the preliminary pricing supplement or the Prospectus, and the Company is without knowledge that any proceedings have been instituted for either purpose.

(vii)    This Agreement (and any applicable Terms Agreement) has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery by you (or, in the case of a Terms Agreement, the applicable Selling Agents), constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

(viii)    Each Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery by the applicable Trustee, constitutes a legal, valid, and binding instrument of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy; as of the time any Notes are issued and sold hereunder (and under any applicable Terms Agreement), the Notes will have been duly authorized and when the terms of the Notes and their issuance and sale have been established, and the Notes have been completed, executed, authenticated and delivered (and in the case of Senior Notes represented by a Master Note (as defined in the Procedures attached hereto as Annex I), the Senior Trustee has made an appropriate entry on Schedule 1 to such Master Note identifying the Senior Notes as supplemental obligations thereunder), all in accordance with the provisions of the applicable Indenture, the applicable resolutions of the board of directors of the Company or of any committee of, or duly established by and acting pursuant to the authority of, the board of directors of the Company and any other relevant corporate authority, this Agreement (and any applicable Terms Agreement) and the instructions of the Company, as applicable, and when the Notes have been delivered against payment of the consideration therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

(ix)    The Company has not distributed and will not distribute, prior to the later of the Settlement Date and the completion of the Selling Agents’ (acting as principals) distribution of any Notes issued hereunder, any offering material in connection with the offering and sale of those Notes other than the Base Prospectus, any preliminary pricing supplement, the Pricing Supplement, and any Permitted Free Writing Prospectus (as defined below).

(x)    XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Base Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b)    Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to a Selling Agent or to counsel for such Selling Agent in connection with an offering of Notes or the sale of Notes to a Selling Agent as principal shall be deemed a representation and warranty by the Company to such Selling Agent as to the matters covered thereby on the date of such certificate.

SECTION 3. Covenants of the Company.

The Company covenants with the Selling Agents as follows:

(a)    Notice of Certain Events. The Company will notify Merrill Lynch immediately of (i) the filing or effectiveness of any amendment to the Registration Statement, (ii) the filing of any supplement to the Base Prospectus or the filing of any Issuer Free Writing Prospectus (other than any such supplement or Issuer Free Writing Prospectus that is otherwise approved or consented to by the applicable Selling Agents (or their counsel) pursuant to the terms of this Agreement) or any document to be filed pursuant to the Exchange Act, which will be incorporated by reference in the Prospectus (other than documents available via EDGAR), (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any Disclosure Package (other than with respect to a document filed with the Commission pursuant to the Exchange Act which will be incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus), (iv) any request by the Commission for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or any Disclosure Package or for additional information relating thereto (other than such a request with respect to a document filed with the Commission pursuant to the Exchange Act, which will be incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus), (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction as described in Section 3(m) of this Agreement or the initiation or threatening of any proceeding for such purpose, and (vi) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)    Notice of Certain Proposed Filings. The Company will give Merrill Lynch notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or any amendment or supplement to the Registration Statement, the Prospectus or the applicable Disclosure Package (other than a Pricing Supplement or an amendment or supplement providing solely for a change in the payment terms or maturity dates of Notes or similar changes or an amendment or supplement effected by the filing of a document with the Commission pursuant to the Exchange Act) and will furnish Merrill Lynch with a copy of each such proposed registration statement, amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, for review, and will not file or use any such proposed registration statement, amendment or supplement to which Merrill Lynch or counsel to Merrill Lynch reasonably object.

(c)    Copies of the Registration Statement and the Prospectus and Exchange Act Filings. The Company will deliver to the Selling Agents, without charge, as many signed and conformed copies of (i) the Indentures; (ii) the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) and (iii) a certified copy of the corporate authorization of the issuance and sale of the Notes as the Selling Agents may reasonably request. The Company will furnish to the Selling Agents as many copies of the Base Prospectus, any preliminary pricing supplement and the Prospectus (each as amended or supplemented) or any Issuer Free Writing Prospectus as the Selling Agents shall reasonably request so long as the Selling Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes under the Securities Act. Upon request, the Company will furnish to the Selling Agents a paper copy of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company with the Commission pursuant to the Exchange Act as soon as practicable after the filing thereof, if such documents are not then publicly available on a website or other electronic system maintained by the Commission.

(d)    Registration Statement Renewal Deadline. If, immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes purchased as principal remain unsold by the Selling Agents, the Company will file, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the applicable Notes, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of such Notes to continue as contemplated in the expired registration statement relating to such Notes. References in this Agreement to the Registration Statement shall include such new shelf registration statement.

(e)    Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to a Selling Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in substantially the form previously approved by the Selling Agents or their counsel and will file such Pricing Supplement with the Commission pursuant to Rule 424(b) under the Securities Act not later than the close of business on the second business day following the earlier of the date of the determination of the offering price for the applicable Notes or the date on which such Pricing Supplement is first used. If a Selling Agent has advised the Company in writing that such Selling Agent is relying, in connection with any offering of Notes, upon the exemption from Section 5(b) of the Securities Act set forth in Rule 172 under the Securities Act, and the Company is unable to file the applicable Pricing Supplement within the time period specified in the previous sentence, the Company shall file such Pricing Supplement as soon as practicable thereafter, to the extent permitted by Rule 172(c)(3) under the Securities Act.

(f)    Revisions of Prospectus—Material Changes. Except as otherwise provided in subsection (p) of this Section 3, if at any time during the term of this Agreement any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Selling Agents or counsel for the Company, to further amend or supplement the Prospectus or any Disclosure Package in order that the Prospectus or such Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances then existing, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Disclosure Package in order to comply with the requirements of the Securities Act or the Exchange Act, immediate notice shall be given, and confirmed in writing, to each Selling Agent to cease the solicitation of offers to purchase the applicable Notes in the Selling Agent’s capacity as agent (and, if so notified, such Selling Agent shall promptly cease such solicitation) and to cease sales of any such Notes the Selling Agent may then own as principal, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Exchange Act, the Securities Act or otherwise (including, if consented to by the Selling Agents, by means of an Issuer Free Writing Prospectus), as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or the applicable Disclosure Package comply with such requirements.

(g)    Final Term Sheet. If requested by the applicable Selling Agents, with respect to an offering of Notes hereunder, the Company will prepare a final term sheet containing only a description of such Notes, in a form approved by the applicable Selling Agents or their counsel, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (each such term sheet, a “Final Term Sheet”). The form of such Final Term Sheet may be set forth as an exhibit or an annex to a Terms Agreement. Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(h)    Permitted Free Writing Prospectuses. (i) The Company represents and agrees that it has not made, and unless it obtains the prior written consent (which may be in electronic form) of the applicable Selling Agents or their counsel, it will not make, and each Selling Agent represents and agrees that it has not made, and unless it obtains the prior written consent (which may be in electronic form) of the Company, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed with the Commission or retained under Rule 433 under the Securities Act; provided, that prior written consent of the Selling Agents shall be deemed to have been given with respect to each Issuer Free Writing Prospectus approved by such Selling Agents (or their counsel) in connection with an offering of Notes pursuant to this Agreement, including any Final Term Sheet in the form of Exhibit A-2 to the form of Terms Agreement in Exhibit C, which is attached hereto, when issued in accordance with the terms of the applicable Terms Agreement and any other Final Term Sheet. Any such free writing prospectus consented to by the Company and the applicable Selling Agent or Selling Agents (or their counsel) is referred to herein as a “Permitted Free Writing Prospectus.” Unless otherwise agreed by the Company and the applicable Selling Agents, the Company (A) has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (B) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of the contents thereof, timely filing with the Commission, legending and record keeping. The Company consents to the use by any Selling Agent of a free writing prospectus that (1) is not an “issuer free writing prospectus” as defined in such Rule 433, and (2) complies with the requirements of Rule 164 and Rule 433 and contains only (X) information describing the preliminary terms of the Notes or their offering, (Y) information permitted by Rule 134 under the Securities Act or (Z) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(g) of this Agreement. In addition, a Selling Agent may use and distribute a road show (as defined in such Rule 433) prepared or recorded with the Company, unless (1) the Company reasonably requests otherwise in writing and (2) the Company otherwise ceases its own use or replay of such road show. The prior sentence shall not limit any of the Company’s obligations under paragraph (f) above.

(ii)    The Company and each Selling Agent acknowledge that the parties hereto may formulate from time to time written policies governing free writing prospectuses that vary and differ from the provisions of this Section 3(h). Such written policies may be applicable to one or more issuances of Notes, and may relate to, without limitation, (A) the obligations of the Company and the Selling Agents for filing free writing prospectuses with the Commission, (B) procedures for the preparation, review and use of free writing prospectuses, (C) the Selling Agent’s preparation and distribution of free writing prospectuses that are not subject to the filing requirements of Rule 433(d)(1)(ii) under the Securities Act (a “Selling Agent Represented Limited-Use Free Writing Prospectus”), (D) whether the use of any free writing prospectus shall be conditioned upon the delivery of a legal opinion from counsel to the Company and/or the Selling Agents and (E) any other related matters as the Company may agree from time with one or more of the Selling Agents.

(i)    Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes hereunder in the manner described under the caption “Use of Proceeds” in the Prospectus or as specified in the applicable Disclosure Package.

(j)    Periodic Financial Information. Except as otherwise provided in subsection (p) of this Section 3, within twenty-four hours of a release to the general public of interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall promptly furnish such information to the Selling Agents (if the documents containing such information are not then publicly available on a website or other electronic system maintained by the Commission).

(k)    Audited Financial Information. Except as otherwise provided in subsection (p) of this Section 3, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish promptly such information to the Selling Agents (if the documents containing such information are not then publicly available on a website or other electronic system maintained by the Commission).

(l)    Earnings Statements. Unless otherwise provided in the applicable Terms Agreement, the Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

(m)    Blue Sky Qualification. The Company will endeavor, in cooperation with the Selling Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Selling Agents may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Selling Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(n)    Exchange Act Filings. The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(o)    Shareholder Reports and Communications. So long as any Notes are outstanding, the Company shall furnish to the Selling Agents copies of all reports or other communications (financial or other) furnished to its stockholders generally (unless such reports or communications are available on the Company’s website or are otherwise publicly available), and to deliver (i) as soon as they are available, copies of any reports and financial statements filed with or furnished to the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Selling Agents may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the

Commission); provided, that in the case of each of clause (i) and (ii), such delivery will not be required hereunder to the extent that the applicable documents are publicly available on EDGAR or otherwise on any website or electronic system maintained by the Commission.

(p)    Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (f), (g), (h), (j) or (k) of this Section 3 or the provisions of Sections 6(b), 6(c) and 6(d) during any period from the time the Selling Agents shall have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a notice from the Company; provided, that the Selling Agents shall not then hold any Notes as principal purchased from the Company, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Selling Agents to purchase Notes as principal.

SECTION 4. Conditions of Obligations.

The obligations of a Selling Agent to solicit offers to purchase the Notes as agent of the Company, the obligations of any purchasers of the Notes sold through any Selling Agent as agent and any obligation of a Selling Agent to purchase Notes as principal pursuant to any agreement therefor will be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of each applicable Representation Date, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)    No Stop Order; No Objection from the Financial Industry Regulatory Authority, Inc. (“FINRA”). For the period from and after effectiveness of this Agreement and prior to the applicable Settlement Date:

(i)     No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(ii)    FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements that have not been resolved following good faith discussions between the Company and the applicable Selling Agents.

(b)    Legal Opinions. On the date hereof, the Selling Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Selling Agents:

(i)    Opinion of Company Counsel. The opinion of McGuireWoods LLP, counsel for the Company, to the effect of paragraphs (A) and (E) through (L) below, and the opinion of the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the Selling Agents, who exercises general supervision or review in connection with a particular securities law matter for the Company), to the effect of paragraphs (B) through (D) below:

(A)    The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Prospectus and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Bank of America, N.A. (the “Principal Subsidiary Bank”) is a national banking association formed under the laws of the United States and authorized thereunder to transact business.

(B)    Each of the Company and the Principal Subsidiary Bank is qualified or licensed to do business in each jurisdiction in which such counsel has knowledge that the Company or the Principal Subsidiary Bank, as the case may be, is required to be so qualified or licensed.

(C)    All the outstanding shares of capital stock of the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. §55, as amended) nonassessable, and, except as otherwise set forth in the Base Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank (except directors’ qualifying shares) are owned, directly or indirectly, by the Company free and clear of any perfected security interest and such counsel is without knowledge of any other security interests, claims, liens or encumbrances with respect thereto.

(D)    Such counsel is without knowledge that there is (1) any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator involving the Company or any of its subsidiaries, required to be disclosed in the Registration Statement or the Base Prospectus, which is omitted or not adequately disclosed therein, or (2) any contract or other document required to be described in the Registration Statement or the Base Prospectus, or to be filed as an exhibit to the Registration Statement, which is not so described or filed as required.

(E)    This Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by you, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

(F)    Each of the Indentures has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and assuming the due authorization, execution and delivery by the applicable

Trustee, constitutes a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

(G)    The Notes have been duly authorized, subject to further specific authorization for each issuance of Notes by proper action of the Company, and, when the terms of the Notes and their issuance and sale have been established, the Notes have been completed, executed, authenticated and delivered (and in the case of Notes represented by a Master Note (as defined in the Procedures attached hereto as Annex I), the Senior Trustee has made an appropriate entry on Schedule 1 to the applicable Master Note identifying the Senior Notes as supplemental obligations thereunder), all in accordance with the provisions of the applicable Indenture, the applicable resolutions of the board of directors of the Company or of any committee of, or duly established by and acting pursuant to the authority of, the board of directors of the Company and any other relevant corporate authority, this Agreement (and any applicable Terms Agreement) and the instructions of the Company, as applicable, and the Notes have been delivered against payment of the consideration therefor, the Notes will constitute legal, valid and binding obligations of the Company up to the maximum aggregate offering price of the Notes authorized for issuance, entitled to the benefits of such Indenture, and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

(H)    The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and such counsel is without knowledge that any proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than (a) the financial statements, supporting schedules, footnotes and other financial, accounting and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion and (b) that part of the Registration Statement which constitutes the Forms T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act, and the respective rules and regulations thereunder.

(I)    The statements made in the Base Prospectus in the first three paragraphs under the caption “Description of Debt Securities—Form and Denomination of Debt Securities,” as supplemented and/or superseded by the statements in the MTN Prospectus Supplement under the caption “Description of the Notes—Form, Exchange, Registration, and Transfer of Notes,” insofar as they purport to constitute summaries of the material terms of the Notes, constitute accurate summaries in all material respects.

(J)    The statements made in the Base Prospectus under the caption “Description of Debt Securities,” as supplemented and/or superseded by the statements in the MTN Prospectus Supplement under the caption “Description of the Notes,” insofar as they purport to constitute summaries of the material terms of the applicable Indenture, constitute accurate summaries in all material respects.

(K)    None of the issuance and sale of the Notes, the consummation of any other of the transactions herein contemplated, and the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under (1) the Company’s Amended and Restated Certificate of Incorporation or Bylaws, as amended to date, (2) the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or the Principal Subsidiary Bank is a party or bound, or (3) any order, law or regulation known to such counsel to be applicable to the Company or the Principal Subsidiary Bank of any U.S. court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Principal Subsidiary Bank.

(L)    No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Indentures, the Distribution Agreement and the Notes, or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company of its respective obligations under the Indentures, the Distribution Agreement and the Notes, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of North Carolina and New York, the United States or the General Corporation Law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon the opinion of counsel for the Selling Agents or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Selling Agents, and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

In rendering such opinion, but without opining in connection therewith, such counsel shall state that, although it expresses no view as to portions of the Registration Statement or Base Prospectus, including any document incorporated by reference therein, consisting of financial statements, supporting statements, footnotes and other financial, accounting and statistical information, that part of the Registration Statement which constitutes the Forms T-1 or statements in the Prospectus concerning the securities and other commercial laws of countries or jurisdictions other than the United States, and it has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Base Prospectus or any amendment or supplement thereto (other than as stated in (I) and (J) above), nothing has come to its attention that has caused it to believe that such remaining portions of the Registration Statement or any amendment thereto, insofar as it relates to the offering of the Notes, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the Base Prospectus, as amended or supplemented, as of the date of such opinion, insofar as it relates to the offering of the Notes, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of this paragraph, “time it became effective” means (i) the date on which the Registration Statement initially became effective and (ii) the later of (A) the date on which the most recent post-effective amendment thereto (if any) became effective and (B) the date of filing with the SEC of the Company’s most recent Annual Report on Form 10-K.

(ii)    Opinion of Counsel to the Selling Agents. The opinion of Davis Polk & Wardwell LLP, counsel to the Selling Agents, to the effect that:

(A)    Each of the Indentures has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law, (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

(B)    Assuming the terms of a particular tranche of Notes, at the time of issuance, have been duly authorized and established in accordance with all required corporate action and in conformity with the requirements of the applicable Indenture (and in the case of Notes represented by a Master Note (as defined in the Procedures attached hereto as Annex I), the Senior Trustee has made an appropriate entry on Schedule 1 to the applicable Master Note identifying the Senior Notes as supplemental obligations thereunder), such Notes, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the purchasers thereof pursuant to the Distribution Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law, (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

(C)    The Distribution Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and except as rights to indemnity and contribution thereunder may be limited by applicable law.

(D)    No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Indentures, the Distribution Agreement and the Notes, or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company of its respective obligations under the Indentures, the Distribution Agreement and the Notes, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

(E)    We have considered the statements included in the Prospectus under the captions “Description of Debt Securities” (in the Basic Prospectus), “Description of the Notes” (in the Prospectus Supplement), “Plan of Distribution (Conflicts of Interest)” (in the Basic Prospectus) and “Supplemental Plan of Distribution (Conflicts of Interest)” (in the Prospectus Supplement) insofar as they summarize provisions of the Indentures, Notes and Distribution Agreement. In our opinion, such statements fairly summarize these provisions in all material respects.

In giving the opinions required by this subsection (b)(ii) of this Section, Davis Polk & Wardwell LLP shall also furnish a letter to the Selling Agents stating that (i) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (ii) it has no reason to believe that the Registration Statement, at the time it originally became effective (other than financial statements or other financial information contained therein and the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no statement need be made), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Base Prospectus, as of the date the letter is being rendered (other than the financial statements and other financial information contained therein, as to which no statement need be made), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the avoidance of doubt, the statements contained in this subsection do not extend to or otherwise address any Pricing Supplement or prospectus supplement.

(c)    Officer’s Certificate. On the date hereof, the Selling Agents shall have received a certificate of the Company, signed by the Treasurer, any Managing Director, any Director, any Senior or other Vice President or any other officer of the Company duly authorized by, or pursuant to the authority of, the Company’s board of directors to act in connection with the issuance and sale of the Notes, dated as of the date hereof, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Base Prospectus and this Agreement and they are without knowledge that (i) since the respective dates as of which information is given in the Registration Statement and the Base Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Base Prospectus, (ii) the representations and warranties of the Company contained in Section 2 hereof are not true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has not performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, (iv) any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened by the Commission, and (v) any litigation or proceeding is pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way affects the validity of the Notes.

(d)    Comfort Letter. On the date hereof, the Selling Agents shall have received a letter from PricewaterhouseCoopers LLP, dated as of the date hereof, in form and substance satisfactory to the Selling Agents, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to financial statements and financial information included and incorporated by reference in the Registration Statement and the Base Prospectus.

(e)    Other Documents. On the date hereof and on each Settlement Date with respect to any purchase of Notes by a Selling Agent as principal pursuant to a Terms Agreement, counsel to the Selling Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to such Selling Agent and to counsel to the Selling Agents.

(f)    No Material Misstatements or Omissions. There shall not have come to the Selling Agent’s attention any facts that would cause such Selling Agent to believe that any Disclosure Package, including any Selling Agent Represented Limited-Use Free Writing Prospectus, at the Initial Sale Time with respect to the Notes to be issued, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

If any condition specified in this Section 4 shall not have been fulfilled in all material respects when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Selling Agents and their counsel, this Agreement and all obligations of the Selling Agents may be terminated by the Selling Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 3(l) of this Agreement, the indemnity and contribution agreements set forth in Sections 7 and 8 of this Agreement, the provisions concerning payment of expenses under Section 9 of this Agreement, the provisions concerning the survival of the representations, warranties and agreements set forth in Section 10 of this Agreement and the provisions regarding parties set forth under Section 13 of this Agreement shall remain in effect.

SECTION 5. Delivery of and Payment for Notes Sold through the Selling Agents.

Delivery of Notes sold through a Selling Agent as agent shall be made by the Company to such Selling Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for Notes on the date fixed for settlement, the Selling Agent shall promptly notify the Company and deliver the Notes to the Company, and, if the Selling Agent has theretofore paid the Company for such Notes, the Company will promptly return such funds to the Selling Agent. If such failure occurred for any reason other than default by the Selling Agent in the performance of its obligations hereunder, the Company will reimburse the Selling Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company’s account.

SECTION 6. Additional Covenants of the Company.

The Company covenants and agrees with the Selling Agents that:

(a)    Reaffirmation of Representations and Warranties. Without limiting the provisions of the first paragraph of Section 2(a), each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to a Selling Agent pursuant to a sale of Notes to such Selling Agent as principal, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Selling Agent pursuant to this Agreement are true and correct at the time of such acceptance, sale or delivery, as the case may be (and it is understood that such representations and warranties shall relate to the Registration Statement, the Prospectus as amended and supplemented and the applicable Disclosure Package to each such time).

(b)    Subsequent Delivery of Certificates. Reasonably promptly following each time (i) the Company files with the Commission any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus, (ii) if required by the Selling Agents, the Registration Statement, any Disclosure Package or the Base Prospectus has been amended or supplemented (other than by filing of a preliminary pricing supplement or a Pricing Supplement or by an amendment or supplement (A) changing the payment terms of the Notes or similar changes, (B) which relates exclusively to an offering of securities other than the Notes or (C) which the applicable Selling Agents deem immaterial) or (iii) if requested by a Selling Agent, on the applicable Settlement Date, each time the Selling Agent purchases Notes as principal pursuant to Section 1(c) of this Agreement, the Company shall furnish or cause to be furnished to the Selling Agents forthwith a certificate of the Company, signed by the President, Treasurer, Secretary, or any Managing Director, any Director or Senior Vice President of the Company, or such other officer of the Company duly authorized by or pursuant to the authority of the Company’s board of directors and satisfactory to the Selling Agents or their counsel, dated, with respect to clause (i) above, the date of delivery of such certificate, or with respect to clause (ii) or (iii) above, the later of (x) the date of filing with the Commission of such document or (y) if applicable, the date of effectiveness of such document, or the Settlement Date, as the case may be, in form satisfactory to the Selling Agents to the effect that the statements contained in the certificate referred to in Section 4(c) of this Agreement which was last furnished to the Selling Agents are true and correct at such time as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the applicable Disclosure Package and the Base Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 4(c), modified as necessary to relate to the Registration Statement, the applicable Disclosure Package and the Base Prospectus as amended and supplemented to the time of delivery of such certificate. If such certificate is delivered pursuant to clause (iii) above at the request of a Selling Agent, such certificate shall also relate to the applicable Disclosure Package as of the applicable Initial Sale Time.

(c)    Subsequent Delivery of Legal Opinions. Reasonably promptly following each time (i) the Company files with the Commission any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, (ii) if required by the Selling Agents, the Registration Statement, any Disclosure Package or the Base Prospectus has been amended or supplemented (other than by filing of a preliminary pricing supplement or a Pricing Supplement or by an amendment or supplement (A) changing the payment terms of the Notes or similar changes (B), which relates exclusively to an offering of securities other than the Notes or (C) which the applicable Selling Agents deem immaterial) or (iii) if requested by a Selling Agent, on the applicable Settlement Date, each time the Selling Agent purchases Notes as principal pursuant to Section 1(c) of this Agreement, the Company shall furnish or cause to be furnished forthwith to the Selling Agents and to counsel to the Selling Agents the written opinions of McGuireWoods LLP, counsel to the Company, and the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the Selling Agents, who exercises general supervision or review in connection with a particular securities law matter for the Company) dated, with respect to clause (i) above, the date of delivery of such opinion, or, with respect to clause (ii) or (iii) above, the later of (x) the date of filing with the Commission of such document or (y) if applicable, the date of effectiveness of such document, or the Settlement Date, as the case may be, in form and substance satisfactory to the Selling Agents, of the same tenor as the opinions referred to in Section 4(b)(i) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions (including, if applicable, any free writing prospectuses to be reflected in such opinion pursuant to the provisions of Section 3(h)(ii) above); or, in lieu of such opinions, counsel last furnishing such opinions to the Selling Agents shall furnish the Selling Agents with a letter substantially to the effect that the Selling Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented (including, if applicable, any free writing prospectuses to be reflected in such letter pursuant to the provisions of Section 3(h)(ii) above)). If such opinion is delivered pursuant to clause (iii) above at the request of a Selling

Agent, such opinion shall also relate to (A) the applicable Disclosure Package as of the applicable Initial Time of Sale, (B) the applicable form of note representing the Notes described in the applicable Pricing Supplement and (C) if applicable, the Terms Agreement.

(d)    Subsequent Delivery of Comfort Letters. Each time (i) the Company files with the Commission any Annual Report on Form 10-K, (ii) if required by the Selling Agents, the Company files with the Commission any Quarterly Report on Form 10-Q, (iii) if required by the Selling Agents, the Registration Statement, any Disclosure Package or the Base Prospectus has been amended or supplemented to include additional financial information required to be set forth or incorporated by reference into the Prospectus under the terms of Item 11 of Form S-3 under the Securities Act or (iv) if requested by a Selling Agent, on the applicable Settlement Date, each time the Selling Agent purchases Notes as principal pursuant to Section 1(c) of this Agreement, the Company shall cause PricewaterhouseCoopers forthwith to furnish the Selling Agents a letter (which may refer to letters previously delivered to the Selling Agents), dated, with respect to clause (i) or (ii) above, the date of delivery of such letter, or, with respect to clause (iii) above, the later of (x) the date of filing with the Commission of such document or (y) if applicable, the date of effectiveness of such document, or the Settlement Date, as the case may be, in form satisfactory to the Selling Agents, of the same tenor as the portions of the letter set forth in clauses (i) and (ii) of Section 4(d) of this Agreement but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter set forth in clause (iii) of said Section 4(d) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company. If any other information included therein or in the applicable Disclosure Package is of an accounting, financial or statistical nature, the Selling Agents may request procedures be performed with respect to such other information. If PricewaterhouseCoopers is willing to perform and report on the requested procedures, such letter should cover such other information. Any letter required to be provided by PricewaterhouseCoopers hereunder shall be provided as soon as reasonably practicable after the filing of the Annual Report on Form 10-K or with respect to any letter required by the Selling Agents pursuant to subparagraph (ii) or (iii) hereof, at the request by the Selling Agents.

(e)    Obligations of the Selling Agents. The Selling Agents shall be under no obligations pursuant to Section 1(b) above until any document required by this Section 6 is delivered.

SECTION 7. Indemnification.

(a)    Indemnification of the Selling Agents. The Company agrees to indemnify and hold harmless each Selling Agent and each person, if any, who controls any Selling Agent within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Selling Agent or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus, the information contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to reimburse each Selling Agent and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Selling Agents) as such expenses are reasonably incurred by such Selling Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Selling Agent Information (or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of either of the Trustees). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)    Indemnification of the Company, its Directors and Officers. Each Selling Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the applicable Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Selling Agent Information; and to reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only Selling Agent Information consists of the statements set forth in (w) the eleventh and twelfth paragraphs under the caption “Supplemental Plan of Distribution (Conflicts of Interest)” in the MTN Prospectus Supplement, (x) the names of the Selling Agents and statements agreed in writing by the Company and the Selling Agents in the applicable Pricing Supplement or Prospectus in the case of any purchases of Notes by a Selling Agent as principal, (y) as to any Issuer Free Writing Prospectus, any statements specifically identified by a Selling Agent to the Company in writing prior to the distribution of such document as being subject to this sentence, and (z) any other written information relating to a

Selling Agent furnished to the Company by such Selling Agent specifically for use in any applicable prospectus supplement or Pricing Supplement. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that the Selling Agents may otherwise have.

(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (A) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel approved by the Selling Agents)), representing the indemnified parties who are parties to such action) or (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)    Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 8. Contribution.

If the indemnification provided for in Section 7 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Company and the Selling Agents shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Selling Agents, on the other hand, from the applicable offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Selling Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Selling Agents, on the other hand, in connection with the applicable offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total selling agents’ commission received by the Selling Agents, in each case as set forth on the front cover page of the applicable Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Selling Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Selling Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given in accordance with Section 7(c) for purposes of indemnification. The Company and the Selling Agents agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Selling Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Selling Agent shall be required to contribute any amount in excess of the selling commissions received by such Selling Agent in connection with the Notes sold by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Agents’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to the amount of Notes each Selling Agent sells through its efforts. For purposes of this Section 8, each Selling Agent and each person, if any, who controls a Selling Agent within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Selling Agent, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph, notify such party or parties from whom contribution may be sought, as contemplated by the preceding paragraph. However, the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph.

SECTION 9. Payment of Expenses.

Except as provided in the applicable Terms Agreement, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(a)    The preparation, printing, delivery to the Selling Agents and filing of the Registration Statement, each prospectus supplement, the Base Prospectus and the Prospectus and any amendments or supplements thereto and any Issuer Free Writing Prospectus;

(b)    The preparation, filing and reproduction of this Agreement;

(c)    The preparation, printing, issuance and delivery of the Notes to the Selling Agents, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Notes, the sale of the Notes to the Selling Agents and the fees and expenses of any transfer agent or trustee for the Notes;

(d)    The fees and expenses of counsel to any such transfer agent or trustee;

(e)    The fees and disbursements of the Company’s accountants and counsel, of the Trustees and their counsel, and of any registrar, transfer agent, paying agent or calculation agent;

(f)    The reasonable fees and disbursements of counsel to the Selling Agents incurred from time to time in connection with the transactions contemplated hereby;

(g)    The qualification of the Notes under state securities or insurance laws in accordance with the provisions of Section 3(m) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Selling Agents in connection therewith and in connection with the preparation, printing, reproduction and delivery to the Selling Agents of any survey of the U.S. state securities laws governing the offering of the Notes;

(h)    The preparation, printing, reproduction and delivery to the Selling Agents of copies of the Indentures and all supplements and amendments thereto;

(i)    Any fees charged by rating agencies for the rating of the Notes;

(j)    With prior Company approval, the fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

(k)    The fees and expenses, if any, incurred with respect to any filing with FINRA;

(l)    Any advertising and other out-of-pocket expenses of the Selling Agents incurred with the approval of the Company;

(m)    The cost of providing any CUSIP or other securities identification numbers for the Notes; and

(n)    The fees and expenses of any depository and any nominees thereof in connection with the Notes.

SECTION 10. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Selling Agent or any controlling person of any Selling Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 11. Termination.

(a)    Termination of this Agreement. This Agreement (excluding any agreement hereunder by a Selling Agent to purchase Notes from the Company as principal) may be terminated for any reason, with respect to one or more, or all, of the Selling Agents, at any time by either the Company or one or more of the Selling Agents upon the giving of written notice of such termination to the other party hereto. Any termination by the Company of this Agreement with respect to one or more, but less than all, of the Selling Agents shall be effective with respect to such designated Selling Agents only, and the Agreement will remain in force and effect with respect to any other Selling Agents who remain parties hereto.

(b)    Termination of Agreement to Purchase Notes as Principal. A Selling Agent may terminate any agreement hereunder by such Selling Agent to purchase Notes as principal, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, if (i) trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, (ii) there has been, since the date of such agreement, any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries taken as a whole, the effect of which is such as to make it, in the sole judgment of such Selling Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, (iii) a material disruption in the commercial banking or securities settlement or clearance services in the United States has occurred or a banking moratorium shall have been declared by Federal or New York State authorities, (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of such Selling Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (v) since the date of such agreement (x) a downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, or (y) such an organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(c)    General. In the event of a termination under this Section 11, or following the Settlement Date in connection with a sale to or through a Selling Agent appointed on a one-time basis, such Selling Agent will have no obligations or liability to the Company and will not be entitled to any benefits hereunder, and the Company will have no obligations or liability to such Selling Agent and will not be entitled to any benefits hereunder with respect to such Selling Agent, except that (i) the Selling Agents shall be entitled to any commission earned in accordance with Section 1(b) or Section 1(c) hereof, as applicable, (ii) if at the time of termination (A) any Selling Agent shall own any Notes purchased by it as principal with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or such purchaser’s agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(l) hereof, the provisions of Section 9 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 10, 12, 13, 14 and 15 hereof shall remain in effect.

SECTION 12. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by facsimile and shall be effective upon receipt. Notices to the Company shall be delivered to it at the address specified below and notices to any Selling Agent shall be delivered to it at the address set forth on Exhibit A or at the address provided by the Selling Agent in the document appointing such Selling Agent as such under this Agreement.

If to the Company:

Bank of America Corporation

Bank of America Corporate Center

NC1-007-06-10

100 North Tryon Street

Charlotte, North Carolina 28255

Attention: Corporate Treasury – Strategic Asset Liability Management

Fax: (704) 548-5999

Email: tmtreasuryfunding@bankofamerica.com

With copies to:

Bank of America Corporation

Legal Department

214 North Tryon Street

NC1-027-18-05

Charlotte, North Carolina 28255

Attention: General Counsel

Fax: (980) 233-7340

and

McGuireWoods LLP

201 North Tryon Street

Charlotte, North Carolina 28202

Attention: Richard W. Viola

Telephone: (704) 343-2149

Fax: (704) 343-2300

Email: rviola@mcguirewoods.com

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 12.

SECTION 13. No Fiduciary Duties; Parties.

(a)    The Company acknowledges and agrees that: (i) each purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering prices of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Selling Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Selling Agent is, has been, and will be acting solely as a principal and is not the financial advisor or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Selling Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Selling Agent has advised or is currently advising the Company on other matters) and no Selling Agent has any obligation to the Company with respect to the offerings contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Selling Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Selling Agents have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Selling Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b)    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Selling Agents, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Selling Agents with respect to any breach or alleged breach of fiduciary duty.

(c)    This Agreement shall inure to the benefit of and be binding upon the Selling Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation; provided, that Merrill Lynch may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by the Company to which all or substantially all of Merrill Lynch’s investment banking or related business may be transferred following the date of this Agreement. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Governing Law; Counterparts.

This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, notwithstanding any otherwise applicable conflicts of law principles. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

SECTION 15. Effect of Headings.

The section and sub-section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Selling Agents and the Company in accordance with its terms.

Very truly yours,

BANK OF AMERICA CORPORATION

By:
Name:
Title:

Accepted:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

[Signature page to Distribution Agreement]

EXHIBIT A

SELLING AGENTS

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

One Bryant Park

New York, NY 10036

A-1

EXHIBIT B

As compensation for the services of a Selling Agent hereunder, the Company shall pay it, on a discount basis, a commission for the sale of each Note by such Selling Agent, whether such Selling Agent acts as agent of the Company or as principal, which, unless otherwise agreed between the Company and Selling Agent, shall be equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

MATURITY RANGES	PERCENT OF PRINCIPAL AMOUNT
From 1 year to less than 18 months	To be agreed upon
From 18 months to less than 3 years	.200%
3 years	.250%
4 years	.300%
5 years	.350%
6 years	.350%
7 years	.400%
8 years	.400%
9 years	.400%
10 years	.450%
11 years	.450%
12 years	.475%
13 years	.475%
14 years	.475%
15 years	.500%
30 years	.875%

The commission for Notes with a maturity more than 30 years or sold to one or more Selling Agents as agent or as principal also is subject to negotiation between the Company and the Selling Agent at the time of sale.

B-1

EXHIBIT C

Form of Terms Agreement

BANK OF AMERICA CORPORATION

TERMS AGREEMENT

To:	Merrill Lynch, Pierce, Fenner & Smith

                               Incorporated

and such other Selling Agents as shall be named for purposes of any Terms Agreement

(collectively, the “Initial Purchasers”)

Ladies and Gentlemen:

Re: Bank of America Corporation (the “Company”) Medium-Term Note Program, Series N (the “Program”); [INSERT DESCRIPTION] ([collectively,] the “Notes”).

This Agreement is supplemental to the Distribution Agreement dated as of [    ][, as supplemented], among the Company and the Selling Agents party thereto (the “Distribution Agreement”). Pursuant to the Distribution Agreement, the Initial Purchasers shall purchase the Notes, as principals, in accordance with the terms hereof. All capitalized terms not defined herein shall have the meanings set forth in the Distribution Agreement.

The terms of the Notes shall be as set forth in the form or forms of Pricing Supplement attached to this Agreement as Exhibit A-1 (each, a “Pricing Supplement”) and in the form or forms of Final Term Sheet attached to this Agreement as Exhibit A-2 (the “Final Term Sheet”). For purposes of this Agreement and the Distribution Agreement, (a) the “Disclosure Package” shall also include, in addition to the documents referenced in the Distribution Agreement, the Final Term Sheet [and the free writing prospectuses listed in Schedule 2,] and (b) the “Initial Sale Time” for the Notes shall be         [a.m./p.m.] (Charlotte, NC time) on [DATE].

1.	Appointment of New Selling Agents.

This Agreement hereby appoints each Initial Purchaser that is not a party to the Distribution Agreement as a new Selling Agent (each a “New Selling Agent”) in accordance with the provisions of Section 1(e) of the Distribution Agreement for the purposes of the issue of the Notes. Each New Selling Agent has delivered to the Company its address for notice hereunder, and under the Distribution Agreement and the Procedures, as set forth in Exhibit B hereto.

In consideration of the Company appointing the New Selling Agents as Selling Agents in respect of the Notes under the Distribution Agreement, each New Selling Agent hereby undertakes, for the benefit of the Company and each of the other Selling Agents, that, in relation to the Notes, it will perform and comply with all the duties and obligations to be assumed by a Selling Agent under the Distribution Agreement, a copy of which it acknowledges it has received from the Company. Notwithstanding anything contained in the Distribution Agreement, each of the New Selling Agents shall be vested with all authority, rights, powers, duties and obligations of a Selling Agent in relation to the issue of the Notes as if originally named as a Selling Agent under the Distribution Agreement, provided that following the Settlement Date (as defined below) of the Notes, each of the New Selling Agents shall no longer be deemed to be a “Selling Agent” under the Distribution Agreement and shall have no further such authority, rights, powers, duties or obligations, except such as may have accrued or been incurred prior to, or in connection with, the issuance of the Notes.

2.	Additional Representations and Warranties.

(a)	Distribution Agreement and Terms Agreement. Each of the Distribution Agreement and this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery by the Selling Agents or the Initial Purchasers, as applicable, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in the Distribution Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

(b)	Indenture and the Notes. The Indenture (as supplemented to the date hereof) applicable to the Notes has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery by the applicable Trustee, constitutes a legal, valid, and binding instrument of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy; and the Notes have been duly authorized and, when completed, executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Distribution Agreement and this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

3.	Additional Covenants of the Company.

For the period beginning on the date of this Agreement and ending on the business day (in New York, New York and Charlotte, North Carolina) following the Settlement Date, the Company will not, without the consent of the Initial Purchasers, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement for the Company’s securities filed under the Securities Act; provided, however, the Company may, at any time, offer or sell or announce the offering of securities (i) covered by a registration statement on Form S-8 or Form S-4 or (ii) covered by a registration statement on Form S-3 (including the Registration Statement) and pursuant to which (A) the Company sells securities under one of the Company’s medium-term note programs (including, without limitation, the Company’s Series N Medium-Term Note Program and the Company’s InterNotes Program), (B) the Company issues securities for its dividend reinvestment plan, (C) affiliates of the Company offer securities of the Company in secondary market transactions, (D) the Company issues notes, securities of an affiliated trust, depositary shares, preferred stock or other securities of the Company in an underwritten offering in which the lead manager is Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) or an affiliate of MLPF&S or (E) the Company guarantees notes issued by BofA Finance LLC, its finance subsidiary.

4.	Obligations.

(a)	Subject to the terms and conditions of the Distribution Agreement and this Agreement, the Company hereby agrees to issue the Notes and the Initial Purchasers severally agree to purchase and pay for the Notes on the applicable Settlement Date according to their respective Commitments (as defined below) at the applicable purchase price set forth on the cover page of the Pricing Supplement.

For the purposes of this Agreement, “Commitment” means, in relation to an Initial Purchaser, the amount set forth opposite its name under the heading Commitment in the applicable table of Schedule 1, to the extent not reduced or terminated under this Agreement.

(b)	The obligations of each Initial Purchaser under this Agreement are several and independent and:

(i)	subject to the provisions of Section 11 of the Distribution Agreement, the failure of one or more of the Initial Purchasers to perform its obligations shall not relieve the other Initial Purchasers of their respective obligations or the Company of its obligations to the other Initial Purchasers, under this Agreement; and

(ii)	no Initial Purchaser shall be responsible for or liable in respect of any breach of the obligations or warranties of any other Initial Purchaser under this Agreement.

5.	For the purposes of this Agreement:

(a)	the sum payable on the Settlement Date by the Initial Purchasers for the Notes shall be [$] ;

(b)	[the sum payable on the Settlement Date by the Initial Purchasers for the Notes shall be [$] ;] [add additional line items if the agreement covers additional tranches of securities] and

(c)	“Settlement Date” means [9:30] a.m. (Charlotte, NC time) on [DATE], or such other time and/or date as the Company and MLPF&S, on behalf of the Initial Purchasers, may agree. The closing of the offering contemplated hereby shall be held at the offices of McGuireWoods LLP, counsel for the Company, or at such other location as shall be agreed by the Company and MLPF&S, on behalf of the Initial Purchasers. Delivery of the Notes shall be made to MLPF&S for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through MLPF&S of the purchase price thereof. Unless otherwise agreed, the Notes shall be in book-entry only form, [deposited with The Depository Trust Company (“DTC”) or a custodian for DTC and registered in the name of Cede & Co., as nominee for DTC] [deposited with Euroclear Bank S.A./N.V. and/or Clearstream Banking, société anonyme, Luxembourg, or a common depository for those entities and registered in the name of The Bank of New York Depository (Nominees) Limited].

6.	The obligations of the Initial Purchasers to purchase the Notes are conditional upon:

(a)	the conditions set forth in Section 4 of the Distribution Agreement being satisfied as of the Settlement Date;

(b)	the delivery to the Initial Purchasers on the date hereof of a letter from the Company’s independent registered public accounting firm, as described in Section 4(d) of the Distribution Agreement, in form and substance reasonably satisfactory to MLPF&S, on behalf of the Initial Purchasers and their counsel, with respect to the Registration Statement and the Prospectus; and

(c)	the delivery to the Initial Purchasers on the Settlement Date of:

(i)	a bring down letter from the Company’s independent registered public accounting firm relating to the letter described in Section 6(b) above;

(ii)	legal opinions addressed to the Initial Purchasers dated the Settlement Date in form and substance satisfactory to MLPF&S, on behalf of the Initial Purchasers, from the following:

(A)	McGuireWoods LLP, counsel for the Company, in substantially the form attached hereto as Exhibit C, together with the letter described therein;

(B)	the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the Initial Purchasers, who exercises general supervision or review in connection with securities law matters for the Company), in substantially the form attached hereto as Exhibit D; and

(C)	Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, in substantially the form attached hereto as Exhibit E, together with the letter described therein.

(iii)	a certificate from the Company, dated as of the Settlement Date as contemplated by Section 4(c) of the Distribution Agreement, with respect to the Registration Statement, the Prospectus, the Disclosure Package and the Distribution Agreement, as supplemented by this Agreement; and

(iv)	all such other documents as may be required reasonably by MLPF&S, on behalf of the Initial Purchasers, to satisfy all such other conditions precedent.

If any of the foregoing conditions is not satisfied on or before the Settlement Date, this Agreement shall terminate on such date and the parties hereto shall be under no further liability arising out of this Agreement (except for the liability of the Company in relation to expenses as provided in the Distribution Agreement and except for any liability arising before or in relation to such termination), provided that MLPF&S, on behalf of the Initial Purchasers, may in its discretion waive any of the aforesaid conditions or any part of them.

7.	Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including the following, as applicable:

(a)	The preparation, printing, delivery to the Initial Purchasers and filing of the Pricing Supplement (including the Prospectus, the MTN Prospectus Supplement and any applicable prospectus supplement) and any Issuer Free Writing Prospectus;

(b)	The preparation, filing and reproduction of this Agreement;

(c)	The preparation, printing, issuance and delivery of the Notes to the Initial Purchasers, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of the Notes, the sale of the Notes to the Initial Purchasers and the fees and expenses of any transfer agent or trustee for the Notes;

(d)	The fees and expenses of counsel to any such transfer agent or trustee;

(e)	The fees and disbursements of the Company’s accountants and counsel, of the applicable Trustee and its counsel, and of any registrar, transfer agent, paying agent or calculation agent;

(f)	The qualification of the Notes under state securities or insurance laws in accordance with the provisions of Section 3(m) of the Distribution Agreement, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation, printing, reproduction and delivery to the Initial Purchasers of any survey of the U.S. state securities laws governing the offering of the Notes;

(g)	The preparation, printing, reproduction and delivery to the Initial Purchasers of copies of the applicable Indenture and all supplements and amendments thereto;

(h)	Any fees charged by rating agencies for the rating of the Notes;

(i)	With prior Company approval, the fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

(j)	The fees and expenses, if any, incurred with respect to any filing with FINRA; and

(k)	The fees and expenses of any depository and any nominees thereof in connection with the Notes.

If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of such Notes.

8.	Default by an Initial Purchaser.

If any one or more Initial Purchasers shall fail to purchase and pay for the Notes agreed to be purchased by such Initial Purchaser or Initial Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under the Distribution Agreement and/or this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which they have agreed to purchase such Notes, as the case may be, bear to the aggregate amount of Notes agreed to be purchased by all the remaining Initial Purchasers) the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Notes that the Initial Purchasers have agreed to purchase, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Notes, and if such non-defaulting Initial Purchasers do not purchase all such Notes, the agreement of the Initial Purchasers to purchase such Notes will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 8, the Settlement Date shall be postponed for such period, not exceeding seven days, as [MLPF&S] [other applicable lead manager] shall determine in order that the required changes in the Disclosure Package or the Pricing Supplement or in any other documents or arrangements may be effected. Nothing contained in the Distribution Agreement or this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company and any non-defaulting Initial Purchaser for damages occasioned by its default.

9.    Counterparts.

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

10.    Governing Law.

This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Initial Purchasers.

Very truly yours,

For: BANK OF AMERICA CORPORATION

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date specified above:

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

For itself and the other several Initial Purchasers

SCHEDULE 1 TO TERMS AGREEMENT

Name of Initial Purchaser	Principal Amount of the Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[$]

TOTAL	[$]

[SCHEDULE 2 TO TERMS AGREEMENT

Free Writing Prospectuses]

EXHIBIT A-1 TO TERMS AGREEMENT: PRICING SUPPLEMENT[S]

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EXHIBIT A-2 TO TERMS AGREEMENT: FINAL TERMS SHEET[S]

BANK OF AMERICA CORPORATION

[$]                 [        %] [FLOATING RATE] [SENIOR] [SUBORDINATED] NOTES, DUE             20

FINAL TERM SHEET

Dated             , 20

Issuer:	Bank of America Corporation

Ratings of this Series:	(Moody’s)/ (S&P)/ (Fitch)

Title of the Series:	[ %] [Floating Rate] [Senior] [Subordinated] Notes, due , 20

Aggregate Principal Amount Initially Being Issued:	[$]

Issue Price:	[100%]

Trade Date:	, 20

Settlement Date:	, 20 (T + )

Maturity Date:	, 20

Ranking:	[Senior] [Subordinated]

Minimum Denominations:	[$1,000 and multiples of $1,000 in excess of $1,000]

Net Proceeds:	$[ ]

Day Count Fraction:	[30/360] [Actual/360]

Interest Rate:	[LIBOR] [other]

[Designated [LIBOR]/[Other] Page:	[Reuters page LIBOR01] [other]]

Index Maturity:	[Three-Month]

Index Currency:	[USD] [CAD] [AUD] [EUR] [other]

Spread:	bps

Interest Payment Dates:	[ , , , and , of each year, beginning , 20 ]

Interest Periods:	[Semi-annually] [Quarterly]

Interest Determination Date:	[Second London banking day preceding the applicable interest reset date] [other]

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Interest Reset Dates:	[Interest payment dates]

Treasury Benchmark:	year U.S. Treasury, due ,

Treasury Yield:	%

Treasury Benchmark Price:

Spread to Treasury Benchmark:	[+/-] bps

Reoffer Yield:	%

Optional Redemption:	[None]

Listing:	None

Calculation Agent:	[The Bank of New York Mellon Trust Company, N.A.] [The Bank of New York Mellon, acting through its London Branch] [Other]

Lead Manager and Sole Book-Runner:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Senior Co-Managers:	[Name] [Name]

Junior Co-Managers:	[Name] [Name]

CUSIP:	[06051G]

ISIN:

Bank of America Corporation (the “Issuer”) has filed a registration statement (including a pricing supplement, a prospectus supplement, and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents that the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the lead manager will arrange to send you the pricing supplement, the prospectus supplement, and the prospectus if you request them by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated, toll free at 1-800-294-1322. You may also request a copy by e-mail from fixedincomeir@bankofamerica.com or dg.prospectus_requests@baml.com.

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EXHIBIT B TO TERMS AGREEMENT: ADDRESSES OF NEW SELLING AGENTS

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EXHIBIT C TO TERMS AGREEMENT:

FORM OF OPINION OF MCGUIREWOODS LLP

1.    The Corporation is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in [the] [each] Disclosure Package and the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Bank of America, N.A. (the “Principal Subsidiary Bank”) is a national banking association formed under the laws of the United States of America (the “United States”) and authorized thereunder to transact business.

2    The statements made in the Base Prospectus in the first three paragraphs under the caption “Description of Debt Securities—Form and Denomination of Debt Securities,” as supplemented and/or superseded by the statements in the MTN Prospectus Supplement under the caption “Description of the Notes—Form, Exchange, Registration, and Transfer of Notes,” and in [the] [each] Disclosure Package and the Pricing Supplement, insofar as they purport to constitute summaries of the material terms of the Notes, constitute accurate summaries in all material respects.

3.    The statements made in the Base Prospectus under the caption “Description of Debt Securities,” as supplemented and/or superseded by the statements in the MTN Prospectus Supplement under the caption “Description of the Notes,” and in [the] [each] Disclosure Package and the Pricing Supplement, insofar as they purport to constitute summaries of the material terms of the applicable Indenture, constitute accurate summaries in all material respects.

4.    [The Indenture] [Each of the Indentures] has been duly authorized, executed and delivered by the Corporation, has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, assuming the due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument of the Corporation enforceable against the Corporation in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. § 1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy; and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the [applicable] Indenture and delivered to and paid for by you pursuant to the Distribution Agreement and the Terms Agreement, will constitute legal, valid and binding obligations of the Corporation entitled to the benefits of [the] [such] Indenture and enforceable against the Corporation in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. § 1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

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5.    The Registration Statement has been declared effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement[, or any post-effective amendment to the Registration Statement,] has been issued, and we have no knowledge that any proceedings for that purpose have been instituted or threatened; and the Registration Statement, [the] [each] Disclosure Package and the Prospectus and each amendment thereof or supplement thereto (other than (a) the financial statements, supporting schedules, footnotes and other financial, accounting and statistical information contained or incorporated by reference therein, as to which we express no opinion and (b) that part of the Registration Statement which constitutes the Forms T-1, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Trust Indenture Act, and the respective rules and regulations thereunder.

6.    Each of the Distribution Agreement and the Terms Agreement has been duly authorized, executed and delivered by the Corporation and, assuming due authorization, execution and delivery by the Selling Agents and the Initial Purchasers, as applicable, constitutes a legal, valid and binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in the Distribution Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. § 1818(b)(6)(D) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

7.    No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Indentures, this Agreement and the Notes, or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company of its respective obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

8.    None of the issuance and sale of the Notes, the consummation of any other of the transactions contemplated by the Distribution Agreement and the Terms Agreement and the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under (a) the Company’s Amended and Restated Certificate of Incorporation or Bylaws, each as amended to date; (b) the terms of any indenture or other material agreement or instrument known to us and to which the Corporation or the Principal Subsidiary Bank is a party or bound; or (c) any order, law or regulation known to us to be

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applicable to the Corporation or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Corporation or the Principal Subsidiary Bank.

Such counsel shall also furnish a letter to the Initial Purchasers providing, in pertinent part, as follows:

We have participated in conferences with your representatives and counsel and with officers and other representatives of the Corporation and its accountants in connection with the preparation of the Registration Statement, [the] [each] Disclosure Package and the Prospectus. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, [the] [each] Disclosure Package or the Prospectus, and we have not undertaken to verify any of such factual matters, except to the extent expressly set forth in opinion items 2 and 3 above. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, [the] [any] Disclosure Package and the Prospectus involve matters of a non-legal nature.

Based upon and subject to the foregoing and the proviso below, nothing has come to our attention that has caused us to believe that, subject to the proviso below, (i) the Registration Statement or any amendment thereto, insofar as it relates to the offering of the Notes, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) [the] [each] Disclosure Package, taken as a whole as of the Initial Sale Time, insofar as it relates to the offering of the Notes, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as amended or supplemented, as of the date of the Pricing Supplement or as of the date of this letter, insofar as it relates to the offering of the Notes, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, we have not independently verified, are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, [the] [each] Disclosure Package or the Prospectus or any amendment or supplement thereto (other than as stated in opinion items 2 and 3 above), and we express no view as to (a) portions of the Registration Statement, [the] [each] Disclosure Package or the Prospectus consisting of financial statements, supporting schedules, footnotes and other financial, accounting and statistical information, (b) that part of the Registration Statement which constitutes the Forms T-1 and (c) statements in the Prospectus concerning the securities and other commercial laws of countries other than the United States. We are also not passing upon, and do not assume any responsibility for ascertaining, whether or when any of the information contained in [the] [any] Disclosure Package was conveyed to any purchaser of any Notes.

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EXHIBIT D TO TERMS AGREEMENT:

FORM OF OPINION OF IN-HOUSE CORPORATE COUNSEL OF THE COMPANY

1.    Each of the Company and Bank of America, N.A. (the “Bank”) is qualified or licensed to do business in each jurisdiction in which I have knowledge that the Company or the Bank, as the case may be, is required to be so qualified or licensed.

2.    All the outstanding shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. § 55, as amended) nonassessable, and, except as otherwise set forth in [the] [each] Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Bank (except directors’ qualifying shares) are owned beneficially, directly or indirectly, by the Company free and clear of any perfected security interest, and I am without knowledge of any other security interests, claims, liens or encumbrances with respect thereto.

3.    I am without knowledge that there is: (a) any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator involving the Company or any of its subsidiaries required to be disclosed in the Registration Statement, [the] [each] Disclosure Package or the Prospectus which is omitted or not adequately disclosed therein, or (b) any contract or other document required to be described in the Registration Statement, [the] [each] Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not so described or filed as required.

I or members of the Company’s Legal Department have participated in conferences with your representatives and counsel and with officers and other representatives of the Company and its accountants in connection with the preparation of the Registration Statement, [the] [each] Disclosure Package and the Prospectus. I express no view as to (a) portions of the Registration Statement, [the] [each] Disclosure Package or the Prospectus consisting of financial statements, supporting schedules, footnotes and other financial, accounting and statistical information, (b) the part of the Registration Statement which constitutes the Forms T-1 and (c) statements in [the] [each] Disclosure Package or the Prospectus concerning the securities and other commercial laws of countries or jurisdictions other than the United States. As to the remaining portions of the Registration Statement, [the] [each] Disclosure Package and the Prospectus, although I have not independently verified, am not passing upon and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, [the] [each] Disclosure Package or the Prospectus or any amendment or supplement thereto, based upon and subject to the foregoing, nothing has come to my attention that has caused me to believe that such remaining portions of the Registration Statement or any amendment thereto, insofar as it relates to the offering of the Notes, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the remaining portions of [the] [each] Disclosure Package, taken as a whole as of the Initial Sale Time, insofar as it relates to the offering of the

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Notes, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the remaining portions of the Prospectus, as amended or supplemented, insofar as it relates to the offering of the Notes, as of the date of the Pricing Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. I am not passing upon, and do not assume any responsibility for, ascertaining whether or when any of the information contained in [the] [any] Disclosure Package was conveyed to any purchaser of the Notes.

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EXHIBIT E TO TERMS AGREEMENT:

FORM OF OPINION OF DAVIS POLK & WARDWELL LLP

1.	Each of the Distribution Agreement and the Terms Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and except as rights to indemnity and contribution thereunder may be limited by applicable law.

2.	[The Indenture] [Each of the Indentures] has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law, (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

3.	The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the [applicable] Indenture and delivered to and paid for by the purchasers thereof pursuant to the Distribution Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law, (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

4.	We have considered the statements included in the Prospectus under the captions “Description of Debt Securities” (in the Basic Prospectus), “Description of the Notes” (in the Prospectus Supplement), “Plan of Distribution (Conflicts of Interest)” (in the Basic Prospectus) and “Supplemental Plan of Distribution (Conflicts of Interest)” (in the Prospectus Supplement) insofar as they summarize provisions of the Indentures, Notes and Distribution Agreement. In our opinion, such statements fairly summarize these provisions in all material respects.

Such counsel shall also furnish a letter to the Initial Purchasers stating that (i) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder and (ii) it has no reason to believe that (a) the Registration Statement, at the time it originally became effective (other than financial statements or other financial information contained therein and the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no statement need be made), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Disclosure Package, as of the Initial Sale Time (other than financial statements or other financial information contained therein and the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no statement need be made), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein,

C-E-1

in the light of the circumstances under which they were made, not misleading or (c) the Base Prospectus, as of the date the letter is being rendered (other than the financial statements and other financial information contained therein, as to which no statement need be made), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the avoidance of doubt, the statements contained in this subsection do not extend to or otherwise address any Pricing Supplement or prospectus supplement.

C-E-2

EXHIBIT D

[Date]

[Name and Address of Selling Agent]

Re:	Issuance of $ Medium-Term Senior/Subordinated Notes, Series N, by Bank of America Corporation

Dear                     :

The Distribution Agreement dated January 13, 2017 (the “Agreement”), among Bank of America Corporation (“Bank of America”) and the Selling Agents named therein, provides for the issue and sale by Bank of America of its Medium-Term Notes, Series N identified in the accompanying Pricing Supplement (the “Notes”).

Subject to and in accordance with the terms of the Agreement and accompanying Administrative Procedures, Merrill Lynch, Pierce, Fenner & Smith Incorporated hereby appoints you as Selling Agent (as such term is defined in the Agreement) solely in connection with the purchase of the Notes as described in the accompanying Pricing Supplement No.         , dated                 , 20     but only for this one transaction. Your appointment is made subject to the terms and conditions applicable to Selling Agents under the Agreement; such appointment is limited to the Notes and is not for any other issuance of Bank of America’s Medium-Term Notes, Series N, and terminates upon payment for the Notes or other termination of this transaction. Accompanying this letter is a copy of the Agreement, the provisions of which are incorporated herein by reference. Copies of the officer’s certificate, opinions of counsel, and auditors’ letter described in the Agreement are not enclosed but are available upon your request.

This Letter of Appointment, like the Agreement, is governed by and construed in accordance with the laws of the State of New York, notwithstanding any otherwise applicable conflicts of law principles. This Letter of Appointment may be signed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

If the above is in accordance with your understanding of our agreement, please sign and return this letter to us on or before settlement date. This action will confirm your appointment and your acceptance and agreement to act as Selling Agent in connection with the issue and sale of the above described Notes under the terms and conditions of the Agreement.

Very truly yours,

AGREED AND ACCEPTED

BANK OF AMERICA CORPORATION	[Name of Selling Agent]

By:	By:
Name:	Name:
Title:	Title:

E-1

ANNEX I

BANK OF AMERICA CORPORATION

ADMINISTRATIVE PROCEDURES

For Medium-Term Notes, Series N

Dated as of [            ], 2018

Senior Medium-Term Notes, Series N (the “Senior Notes”) and Subordinated Medium-Term Notes, Series N (the “Subordinated Notes,” and, together with the Senior Notes, the “Notes”), which Notes may be fixed-rate, floating-rate, fixed/floating-rate or have other terms as described in the Prospectus Supplement (as defined below), are to be offered on a continuing basis by Bank of America Corporation, a Delaware corporation (the “Company”), to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successor or permitted assignee (“MLPF&S” or a “Selling Agent”), pursuant to a Distribution Agreement dated as of the date hereof (the “Distribution Agreement”), among the Company and the Selling Agents named therein or appointed pursuant thereto (each, a “Selling Agent”) (referred to as the “Program”).

The Distribution Agreement provides for the sale of Notes by the Company (a) through one or more of the Selling Agents as agents using their best efforts to solicit offers to purchase Notes, (b) to one or more Selling Agents as principal for resale to investors and other purchasers, including broker-dealers and (c) directly to investors. If the Notes will be purchased by the applicable Selling Agent(s) as principal(s), such purchases will be made in accordance with terms agreed upon by the applicable Selling Agent(s) and the Company (which terms shall take the form of Terms Agreement (as described in the Distribution Agreement), each in accordance with the provisions of the Distribution Agreement and the applicable provisions of these Administrative Procedures). Only those provisions in these Administrative Procedures that are applicable to the particular role that a Selling Agent will perform in its capacity as an agent or as principal shall apply.

Subject to Section 1(a) of the Distribution Agreement, the Company reserves the right to sell the Notes at any time directly on its own behalf to any unsolicited purchaser, whether directly to such purchaser or through an agent for such purchaser.

The Senior Notes will be issued pursuant to an Indenture for Senior Debt Securities dated as of June 27, 2018, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Senior Trustee”) (as supplemented from time to time, the “Senior Indenture”), and will be issued in the respective forms attached to the Officer’s Certificate of the Company delivered to the Senior Trustee pursuant to the Senior Indenture. The Subordinated Notes will be issued pursuant to an Indenture for Subordinated Debt Securities dated as of June 27, 2018, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”) (as supplemented from time to time, the “Subordinated Indenture”), and will be issued in the respective forms attached to the Officer’s Certificate of the Company delivered to the Subordinated Trustee pursuant to the Subordinated Indenture. The Senior

Annex I-1

Indenture and the Subordinated Indenture are hereinafter sometimes referred to collectively as the “Indentures.” In accordance with the provisions of the Indentures, unless otherwise specified in the applicable Global Note (as defined below) or Master Note (as defined below), The Bank of New York Mellon Trust Company, N.A. will initially act as Transfer Agent, Securities Registrar and Paying Agent with respect to the Senior Notes and the Subordinated Notes (in such respective capacities, the “Issuing and Paying Agent,” and together with any other entity appointed to act as a paying agent pursuant to the terms of the applicable Indenture and designated in the applicable Global Note or Pricing Supplement (as defined below), the “Paying Agents”).

The Notes are unsecured debt securities which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on the Company’s registration statement on Form S-3, Registration No. 333-224523, filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2018, including Amendment No. 1 thereto, which was filed with the SEC on June 27, 2018 (the “Registration Statement”), which Registration Statement has been declared effective. The base prospectus dated as of [            ], 2018 included in the Registration Statement, as supplemented by a Prospectus Supplement dated [            ], 2018 with respect to the Notes (as such document may be amended, restated or superseded from time to time, the “Prospectus Supplement”), is referred to herein as the “Prospectus.” The Prospectus also may be supplemented with a prospectus supplement (as that term is used in the Distribution Agreement) that shall be filed with the SEC and be delivered to investors with the Prospectus and the applicable Pricing Supplement. The supplement to the Prospectus setting forth the specific terms of the Notes from time to time is herein referred to as a “Pricing Supplement.” All references herein to a Pricing Supplement shall mean the applicable Pricing Supplement together with any prospectus supplement and the Prospectus.

Unless otherwise specified in the Global Note or Master Note, each issue of Notes will be issued either (a) in book-entry only form and represented by one or more fully registered global note certificates without coupons (each, a “Global Note”) delivered to the Issuing and Paying Agent, as custodian for The Depository Trust Corporation (“DTC”), (b) in book-entry only form and represented by a master registered global senior note certificate without coupons (the “Master Note”), held by the Trustee, as custodian for DTC and recorded in the book-entry system maintained by DTC, or (c) in limited circumstances, in definitive registered form (each, a “Definitive Note”) delivered to the investor, other purchaser or a person designated by such investor or other purchaser. Owners of beneficial interests in Notes issued in book-entry form (such interests referred to as “Book-Entry Notes”) will be entitled to physical delivery of Definitive Notes in principal amount equal to their respective beneficial interests only under the limited circumstances described in the applicable Indenture or the applicable Notes.

The procedures set forth below will govern the issuance and settlement of any Book-Entry Notes sold to the Selling Agents, as principals, or through the Selling Agents, as agents, unless otherwise agreed by the Company and the applicable Selling Agents, in writing, pursuant to a Terms Agreement or otherwise. Any modifications or changes to these procedures with respect to a particular issue of Notes will be described, if necessary or appropriate, in the applicable Pricing Supplement and/or the applicable Terms Agreement, as the case may be. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indentures, the Distribution Agreement, the applicable Terms Agreement or the applicable Pricing Supplement, the relevant provisions of the Notes, the Indentures, the Distribution Agreement, such

Annex I-2

Terms Agreement and/or the applicable Pricing Supplement shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indentures, the Distribution Agreement or the Prospectus or in the applicable Global Note or the Master Note.

PART I: PROCEDURES OF GENERAL APPLICABILITY

Unless otherwise provided in the applicable Pricing Supplement:

Amount:	Under the Registration Statement, the Company may issue Notes having an initial maximum aggregate offering price of up to $[ ] (or the equivalent thereof in any other currency) as specified in the Prospectus.

Issue Date; Authentication:	Unless otherwise specified in accordance with the Indenture, each Global Note and Master Note will be dated as of the date of its authentication by the applicable Trustee (or any other authenticating agent duly appointed in accordance with the terms of the applicable Indenture). Each Note (a) represented by a Global Note also shall bear the date of the original issue of the applicable Note and (b) represented by a Master Note will bear the original issue date indicated in the appropriate endorsement or notation on Schedule I to the applicable Master Note by the Trustee in accordance with the Master Note and the instructions of the Company and as set forth in the applicable Pricing Supplement (as applicable, the “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:	Each Note will mature on the date specified in the applicable Global Note and/or the applicable Pricing Supplement.

Registration:	The Notes will be issued only in fully registered form.

Interest:	General. Each Note will bear interest (if any) in accordance with its terms. Interest on each Note will accrue from, and including, the most recent Interest Payment Date to which interest has been paid, or if no interest has been paid, from the Original Issue Date, to, but excluding, the next Interest Payment Date or the Stated Maturity Date (or such other maturity date as is specified in the applicable Note or the applicable Pricing Supplement) or any earlier redemption date or optional repayment date, as the case may be (collectively referred to herein as the “Maturity Date”). For additional special provisions relating to Notes other than fixed-rate Notes, see the Prospectus, any applicable prospectus supplement, any applicable Global Notes or the applicable Pricing Supplement.

Annex I-3

Regular Record Dates. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Note shall be (a) for Book-Entry Notes denominated in U.S. dollars, one business day (in Charlotte and New York City) (a “U.S. Business Day”) prior to the relevant Interest Payment Date and (b) for Definitive Notes, the date 15 calendar days (whether or not a U.S. Business Day) preceding the relevant Interest Payment Date as originally scheduled to occur. The Regular Record Dates for Book-Entry Notes denominated in a currency other than U.S. dollars will be set forth in the applicable Pricing Supplement.

Interest Payment Dates. Interest payments will be made on each Interest Payment Date specified in the applicable Pricing Supplement, commencing with the first Interest Payment Date following the Original Issue Date.

If an Interest Payment Date or the Maturity Date with respect to any Note falls on a day that is not a business day (under the definition set forth in the Pricing Supplement applicable to the particular Notes), the payment required to be made on such Interest Payment Date will be made on the appropriate date as provided in the Prospectus, the applicable Pricing Supplement and/or the applicable Note.

Interest payable on an Interest Payment Date (other than the Maturity Date) will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, except that the first payment of interest on a Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date (or on an Interest Payment Date) will be payable to the registered holder as of the next succeeding Regular Record Date, on the Interest Payment Date following such succeeding Regular Record Date. Interest payable at the Maturity Date will be payable to the person to whom the principal of such Note is payable.

Amortizing Notes. The Company may issue fixed-rate Notes that provide for periodic installment payments of principal and interest according to an amortization table, which shall be prepared by the Company and described in the applicable Pricing Supplement. For any Notes that are not represented by a Master Note, the amortization table shall be attached to the applicable Global Note at the time of issuance.

Original Issue Discount Notes. The Company may issue Notes at a price lower than their principal amount or lower than their minimum guaranteed repayment amount at maturity (an “Original Issue Discount Note”). The applicable Pricing Supplement will specify whether the relevant Note is an Original Issue Discount Note. For any Notes that are not represented by a Master Note, the applicable

Annex I-4

Note will also specify whether the relevant Note is an Original Issue Discount Note. For the avoidance of doubt, a note issued with “de minimis original issue discount” for U.S. federal tax purposes shall not be deemed to be an Original Issue Discount Note.

Prepayment/Redemption:	If so specified in, and in accordance with the terms of, the applicable Global Note or the applicable Pricing Supplement, the Notes may be subject to prepayment at the option of the holders of the Notes on their respective optional prepayment dates, if any, set forth in the applicable Pricing Supplement. If no optional prepayment dates are indicated for a Note, then that Note may not be prepaid at the option of the holder prior to its Stated Maturity Date.

If so specified in, and in accordance with the terms of, the applicable Global Note or the applicable Pricing Supplement, a Note may be redeemed at the option of the Company at (i) any time on and after an initial date specified in the applicable Global Note or the applicable Pricing Supplement, (ii) on any Interest Payment Date on or after an initial date specified in the applicable Global Note or the applicable Pricing Supplement or (iii) on such other date or dates, if any, or in such other manner as set forth in the applicable Global Note or the applicable Pricing Supplement for redemption at the option of the Company (each such date, an “Optional Redemption Date”).

Calculation of Interest and Other Determinations:	Unless otherwise specified in the applicable Global Note or the applicable Pricing Supplement, interest on the Notes will be calculated as set forth in the Prospectus.

At or prior to the time of the sale of Notes, the Company will appoint a calculation agent to determine the applicable calculations and/or determinations relating to that issue of Notes, and that calculation agent will be identified in the applicable Pricing Supplement.

Exchange Rate for Notes Payable in a Currency Other Than U.S. Dollars:	For Notes that are registered in the name of DTC (as defined herein) or its nominee and payable in a currency other than U.S. dollars, the exchange rate agent identified in the applicable Global Note and/or the applicable Pricing Supplement or otherwise identified to holders of the Notes will determine the applicable rate of exchange for payments in U.S. dollars in the circumstances described in the Prospectus, or as may otherwise be described in the applicable Global Note and/or the applicable Pricing Supplement.

Preparation of Pricing Supplement:	If any offer to purchase Notes is accepted by the Company or the Company and the applicable Selling Agents agree to the terms of Notes to be purchased by such Selling Agents as principal pursuant to a Terms Agreement in accordance with the Distribution

Annex I-5

Agreement, the Company promptly will prepare a Pricing Supplement reflecting the terms of such Notes and file such Pricing Supplement with the SEC in accordance with Rule 424 promulgated under the Securities Act. For any Notes represented by a Master Note, the terms of the particular Notes included in the final Pricing Supplement that is prepared by the Company (or its counsel) and approved in writing (which written approval may take the form of electronic mail) by the Selling Agent(s) (or their counsel) will govern such Notes.

Information to be included in the Pricing Supplement shall include, among other things:

•  the name of the Company;

•  the title of the securities, including series designation, if any, and whether the Notes are senior or subordinated;

•  the date of the Pricing Supplement and any applicable prospectus supplement and the dates of the Prospectus and Prospectus Supplement to which the Pricing Supplement relates;

•  the name(s) of the Selling Agent(s);

•  whether the Notes are being sold to the Selling Agent(s) as principal(s) or to an investor or other purchaser through the Selling Agent(s) acting as agent(s) for the Company;

•  for Notes sold to the Selling Agent(s) as principal(s), whether those Notes will be resold by the Selling Agent(s) to investors and other purchasers (i) at a fixed public offering price of a specified percentage of their principal amount, (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Selling Agent(s) or (iii) at 100% of their principal amount;

Annex I-6

•  for Notes sold to an investor or other purchaser through the Selling Agent(s) acting as agent(s) for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) at another specified percentage of their principal amount;

•  the Selling Agent’s (or Selling Agents’) commission or underwriting discount;

•  net proceeds to the Company;

•  the applicable payment terms of the Notes;

•  the information with respect to the terms of the Notes set forth herein under “Procedures for Notes Issued in Book-Entry Form—Settlement Procedures for DTC Notes,” in Settlement Procedure “A”; and

•  any other provisions of or relating to the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus, any applicable prospectus supplement or the applicable Pricing Supplement.

One copy of such document will be sent by electronic mail or overnight express (for delivery as soon as practicable following the trade, but in no event later than 12:00 noon on the business day following the applicable trade date) to the applicable Selling Agent(s), the applicable Trustee and the applicable Paying Agent (if other than the Trustee) at the following applicable address:

if to MLPF&S, to: Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036

Annex I-7

Attention: Fax: E-mail: As shall be provided to counsel for the Company and the applicable Selling Agent(s) from time to time: [Name of other Selling Agent(s)] [Address] Attention: Fax: E-mail:

if to the Trustee (including in its capacity as Issuing and Paying Agent), to:

The Bank of New York Mellon Trust Company, N.A.

Towermarc Plaza, 2nd Floor

10161 Centurion Parkway N.

Jacksonville, Florida 32256

Attention: Geri Creswell

Fax: (904) 645-1921

E-mail: geri.creswell@bnymellon.com

Annex I-8

For record keeping purposes, one copy of each Pricing Supplement, as so delivered shall also be mailed or sent by electronic transmission as set forth below and to any other Paying Agent as may be appointed for a particular issuance of Notes:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: John Crowley

Fax: (212) 701-5550

E-mail: john.crowley@davispolk.com

and to:

Bank of America Corporation

Bank of America Corporate Center

NC1-007-06-11

100 North Tryon Street

Charlotte, North Carolina 28255-0065

Attention: Corporate Treasury—Strategic Asset and Liability Management

Fax: (704) 548-5999

E-mail: tmtreasuryFunding@bankofamerica.com

and to: McGuireWoods LLP 201 North Tryon Street Charlotte, North Carolina 28202 Attention: Richard W. Viola Telephone: (704) 343-2149 Fax: (704) 343-2300 E-mail: rviola@mcguirewoods.com

Annex I-9

Settlement:	The receipt of immediately available funds by the Company in payment for Notes and either (i) for Notes represented by a Global Note, the authentication of such Global Note by the Trustee or other relevant authenticating agent or (ii) for Notes represented by a Master Note, the endorsement or notation of the schedule to such Master Note by the Trustee evidencing the Supplemental Obligation and, in either case, the delivery of such Notes by the Issuing and Paying Agent (or such other Paying Agent as may be appointed for such Notes) through the facilities of DTC (or such other clearing system as specified in the Global Note and/or the applicable Pricing Supplement), shall constitute “settlement.” Offerings will be settled within two to five U.S. Business Days, or at such time as the Selling Agent(s) and the Company shall agree and specify in the applicable Pricing Supplement, pursuant to the Settlement Procedures Timetable set forth in Part II of these Administrative Procedures (each such date fixed for settlement is hereinafter referred to as a “Settlement Date”). Unless otherwise agreed, if procedures “A” and “B” in “Procedures for Notes Issued in Book-Entry Form—Settlement Procedures for DTC Notes” below for a particular offer of Notes are not completed on or before the time set forth in each such section, such offer shall not be settled until the applicable business day following the completion of the applicable procedures “A” and “B,” or such later date as the Selling Agent and the Company shall agree.

These Settlement Procedures, as well as those described in Part II, may be modified for any purchase of Notes by a Selling Agent as principal, if so agreed among the Company, the applicable Selling Agents and the applicable Paying Agent.

Confirmation:	For each offer to purchase a Note solicited by a Selling Agent, whether acting as principal or as agent, the Selling Agent will issue a confirmation to the purchaser in accordance with standard practices in the securities industry of the jurisdiction(s) in which the Notes are offered prevailing at the time.

Delivery of Prospectus and Applicable Pricing Supplement:	The relevant Selling Agent will ensure that a copy of the most recent Prospectus and the applicable Pricing Supplement accompanies or precedes the earlier of (a) the written confirmation of sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent (in accordance with, if applicable, Rule 172 under the Securities Act).

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PART II: PROCEDURES FOR NOTES ISSUED

IN BOOK-ENTRY FORM

In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Issuing and Paying Agent will perform the custodial, document control and administrative functions described below in accordance with its obligations under the Letter of Representations from the Company and the Issuing and Paying Agent to DTC, dated April 10, 2008, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). If any other Paying Agent is appointed for an issue of Notes, such Paying Agent will perform such functions in accordance with the applicable arrangements in place between the Company and such Paying Agent and as required by the applicable clearing system. For Notes denominated or payable in a specified currency other than U.S. dollars, the below procedures shall be modified as needed to conform to standard market practice then prevailing upon agreement by the Company, the applicable Selling Agent(s) and the applicable Paying Agent(s).

Issuance:	Each Global Note and Master Note will be dated as of the date of its authentication by the Trustee or other relevant authenticating agent, and the Notes will have the Original Issue Date described in Part I of these Administrative Procedures. The date from which interest (if any) will begin to accrue with respect to each Global Note will be (a) for an original Global Note (or any portion thereof), its Original Issue Date and (b) for any Global Note (or portion thereof) issued subsequently pursuant to a reopening or upon exchange of a Global Note or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Global Note or Notes), regardless of the date of authentication of such subsequently issued Global Note.

For any Notes represented by a Master Note, the terms of each Supplemental Obligation will be established by the Company pursuant to the terms of the Senior Indenture and such terms will be set forth in a Pricing Supplement prepared by the Company (or its counsel) and approved in writing (which written approval may take the form of electronic mail) by the Selling Agents (or their counsel). Certain information from such Pricing Supplement regarding the terms of each Supplemental Obligation will be entered on the schedule to the Master Note, and such Pricing Supplement will govern the terms of the Supplemental Obligation represented by the Master Note. The Trustee shall make the required endorsements or notations on the schedule to the Master Note to indicate the issuance, increase or decrease in principal amount, exchange and/or transfer of a Supplemental Obligation and to evidence certain terms thereof as set forth in the applicable Pricing Supplement.

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For other variable terms of the relevant Notes, see the Prospectus, any applicable prospectus supplement and the applicable Pricing Supplement.

Identification:	CUSIP Numbers. The Company or MLPF&S has arranged or will arrange with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of one or more series of CUSIP numbers which have been reserved for and relate to Global Notes or to Notes represented by a Master Note to be issued under the Program and payable in U.S. dollars and settling initially through DTC (referred to herein as “DTC Notes”). The Company or MLPF&S will assign CUSIP numbers to DTC Notes as described below under “—Settlement Procedures for DTC Notes” in procedure “B.” At a time when fewer than 50 CUSIP numbers of a reserved series remain, if deemed necessary, the Company or MLPF&S will reserve and obtain additional CUSIP numbers for assignment to the DTC Notes. DTC Notes having an aggregate principal amount in excess of $500,000,000 (or such other maximum amount then required by DTC) and otherwise required to be represented by the same DTC Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.

ISINs and Common Codes. For Notes trading directly through the Euroclear system (“Euroclear”) and/or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), the Company (either on its own behalf or through the applicable Paying Agent or the applicable Selling Agent) will obtain an ISIN and a Common Code for those Notes following confirmation of the purchase and/or delivery of the final term sheet for the applicable Notes.

Registration:	Unless otherwise specified by DTC, each DTC Note will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Issuing and Paying Agent under the applicable Indenture. It is expected that the beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such DTC Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such DTC Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

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Transfers:	Transfers of beneficial ownership interests in a Note will be accomplished by book entries made by DTC or such other applicable clearing system, and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC or such other applicable clearing system) acting on behalf of beneficial transferors and transferees of the related Note. For each Supplemental Obligation represented by a Master Note and subject to transfer, the Senior Trustee will make the appropriate endorsement or notation on the applicable schedule to such Master Note to reflect such transfer.

Denominations:	Unless otherwise specified in the applicable Global Note or Master Note and/or the applicable Pricing Supplement, all Notes will be denominated and payable in U.S. dollars and will have minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Payments of Principal and Interest:

Payments of Interest Only. At least 10 calendar days before any date for payment of interest on the applicable DTC Note (or such shorter period as shall be necessary under the terms of the applicable Notes), the Issuing and Paying Agent will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each DTC Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each DTC Note on the Interest Payment Date by reference to the daily bond reports published by S&P Global Market Intelligence, a division of S&P Global, Inc. (“S&P”) or in such other manner as shall be the standard practice prevailing at such time.

On the Interest Payment Date, the Company will pay to the applicable Paying Agent in immediately available funds an amount sufficient to pay the interest then due and owing, and upon receipt of such funds from the Company, the applicable Paying Agent in turn will pay to DTC such total amount of interest due (other than at the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.”

Payments of Other Amounts. The payment amounts other than interest, principal and premium, if any, including amounts payable on exchange for cash, will be made at such time and pursuant to the methods set forth in the applicable Pricing Supplement or the applicable Global Note.

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Payments at Maturity. On or about the first U.S. Business Day of each month, the applicable Paying Agent will deliver to the Company and DTC a written list of principal, interest and any premium or other amounts to be paid on each Note maturing either at the Stated Maturity Date (or such other Maturity Date as is specified in the applicable Pricing Supplement or the applicable Global Note), or on a redemption date in, or for which an option to elect repayment has been received with respect to, the following month. The applicable Paying Agent, the Company and DTC will confirm the amounts of such principal, interest and any premium or other payments with respect to a Note on or about the fifth U.S. Business Day preceding the Maturity Date of such Note. At maturity, the Company will pay to the applicable Paying Agent in immediately available funds an amount sufficient to make the Maturity Date payment, and upon receipt of such funds the applicable Paying Agent in turn will pay to DTC the principal amount of the Note, together with interest and any premium or other amounts due at the Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” Promptly after payment to DTC of the principal, interest and any premium or other amounts due at the Maturity Date of such Note, the applicable Paying Agent will cause such principal amount of the Note to be debited from the relevant DTC account(s) and enter such reduction in principal amount or the full payment of such Note in its records, and (i) in the case of any Note represented by a Global Note or Global Notes, the applicable Trustee will cancel such Global Note or Global Notes and/or make an appropriate endorsement or notation on a schedule to such Global Note, in each case in accordance with the terms of the applicable Indenture or (ii) in the case of any Note represented by a Master Note, the applicable Trustee will make an appropriate endorsement or notation on a schedule to such Master Note in accordance with the applicable Indenture to reflect the reduction in principal amount or full payment of the Supplemental Obligation. In the case of redemption or optional repayment of a portion (in increments of the minimum denomination), but less than all, of the Notes, the applicable Trustee shall (a) either (i) issue a new Global Note, in accordance with the procedures set forth herein and in the applicable Indenture, representing the balance of the Notes not so redeemed or repaid or (ii) make an appropriate endorsement or notation on a schedule to such Global Note reflecting the decrease in the amount of the Notes represented thereby, in accordance with its terms and the terms of the applicable Indenture, or (b) make an appropriate endorsement or notation on a schedule to the Master Note in accordance with its terms and the terms of the Senior Indenture to reflect the decrease in the amount of the relevant Supplemental Obligation represented by such Master Note. On or about the first U.S. Business Day of each month, the applicable Paying Agent will deliver to the Company a written statement indicating the total principal amount of outstanding Notes as of the close of business on the immediately preceding business day. All reductions in principal amount of or full payment on any Note shall be recorded by the Security Registrar on the Security Register as set forth in the applicable Indenture.

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Manner of Payment. The total amount of any principal, interest, premium or other amounts due on Notes on any Interest Payment Date or at the Maturity Date shall be paid by the Company to the applicable Paying Agent in funds available for use by the applicable Paying Agent no later than 11:00 a.m., New York City time for DTC Notes on that date. The Company will make that payment on those Notes to an account specified by the applicable Paying Agent. Upon receipt of such funds, the applicable Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC in funds available for immediate use by DTC each payment of principal, interest and any premium or other amounts due on a Note on that date. Thereafter on that date, it is expected that DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the applicable book-entry system. None of the Company, the respective Trustees or the applicable Paying Agent shall have any responsibility or liability for the payment by DTC or any other clearing system of the principal of, or interest or any premium or other amounts on the Notes to the Participants.

Withholding Taxes. Without prejudice to any obligation of any person, the amount of any taxes required under applicable law to be withheld from any payment on a Note generally will be determined and withheld by DTC; the Participant therein; the indirect participant in DTC; or other person responsible for forwarding payments and materials directly to the beneficial owner of such beneficial interest in the Note.

Acceptance of Offers by the Company:	Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Notes, other than those rejected by such Selling Agent. Each Selling Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Selling Agent also may make offers to the Company to purchase Notes as principal. The Company will have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part.

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The Company will notify the Selling Agent of its acceptance or rejection of an offer to purchase Notes. If the Company accepts an offer to purchase Notes, it will confirm such acceptance (a) by executing a Terms Agreement, (b) otherwise in a writing to the Selling Agent and the Trustee or (c) if not by the means specified in (a) or (b), by receiving the term sheet described under letter A. below without objection.

Settlement Procedures for DTC Notes:	Unless otherwise agreed to among the parties, the Settlement Procedures with regard to each DTC Note, whether purchased by the applicable Selling Agent(s), as principal(s), or sold through the applicable Selling Agent(s), as agent(s) of the Company, will be as set forth below. Each procedure specified below shall be completed as soon as practicable, but not later than the respective time (New York City time) on the applicable day as set forth below. For purposes of this section describing Settlement Procedures for DTC Notes only, “Business Day” shall mean a U.S. Business Day, as defined above in Part I.

11:00 a.m. on the applicable trade date

A. The applicable Selling Agent(s) will advise the Company by telephone, confirmed in writing by facsimile or other electronic transmission (which confirmation may take the form of a term sheet prepared by the applicable Selling Agent(s) and provided to the Company and its counsel), of the following settlement information:

• Issue Price, Principal Amount of the Note, and whether such Note is a Senior Note or Subordinated Note
• If such Note is a Fixed Rate Note, the Interest Rate and Interest Payment Dates

•  If such Note is a Floating Rate Note, the Base Rate, Index Currency and Index Maturity for the Base Rate, Spread or Spread Multiplier (if any), Maximum Interest Rate (if any), Minimum Interest Rate (if any), Initial Interest Rate, Interest Reset Dates, Interest Periods, Interest Payment Dates and Calculation Agent

• Day Count Fraction

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• Business Day Convention
• Price to public, if any, of the Note (or whether the Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the applicable Selling Agent(s)).
• Net proceeds to the Company.

•  The Selling Agent’s (or Selling Agents’) commission or underwriting discount and, if required, the Selling Agent’s (or Selling Agents’) participant account at DTC or any other depository for settlement.

• Trade Date.
• Original Issue Date.
• Settlement Date.
• Stated Maturity Date. And, if applicable, the following information:
• Amortization table, specifying the rate at which an Amortizing Note is to be amortized.

•  Provisions regarding exchange options, if any, including the exchange ratio, method for determining when Notes may be exchanged and at whose option, dates of exchange and any other necessary information.

•  Redemption provisions, if any, including Optional Redemption Date (as defined in the applicable Global Note or the applicable Pricing Supplement), any applicable initial redemption percentage or redemption reduction percentage and frequency, whether partial redemption is permitted and method of determining Notes to be redeemed.

• Prepayment option dates and prepayment option prices, if any.
• Extension provisions, if any, including length of extension periods, number of extension periods and final Maturity Date.

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• Renewal terms, if any, of a renewable Note.
• If such Note is being issued with Original Issue Discount, the applicable Original Issue Discount terms.

•  Such other information specified with respect to the Notes (whether by addendum, text to be included in the applicable Global Note or the applicable Pricing Supplement or otherwise).

The term sheet prepared by the applicable Selling Agent(s) and delivered to the Company on the trade date and confirming the terms of each particular issue of Notes or a Terms Agreement, as applicable, executed and delivered by the applicable Selling Agent(s) and the Company on the trade date will evidence the terms of each such issue of Notes as agreed by the applicable Selling Agent(s) and the Company; provided, however, that the final Pricing Supplement for such issue of Notes may include changes to terms set forth in such term sheet or Terms Agreement, as applicable, and such final Pricing Supplement will govern the terms of such issue of Notes.

As soon as practicable following the trade, but no later than 12:00 noon on the Business Day immediately following the applicable trade date

B. After receiving such settlement information from the Selling Agent(s), the Company or MLPF&S will assign a CUSIP number to the Note and will obtain or will arrange for the applicable Paying Agent to obtain an ISIN and Common Code if the Notes also are clearing through Euroclear and/or Clearstream. The Company will then advise the applicable Trustee (and any other applicable Paying Agent) by electronic mail of the above settlement information received from the Selling Agent(s), including the CUSIP number, ISIN and Common Code (as applicable) and the name of the Selling Agent(s). MLPF&S also will notify DTC of the settlement details, including the CUSIP number. The Company will prepare a Pricing Supplement to the Prospectus and deliver copies to the Selling Agent(s) and the applicable Paying Agent.

As soon as practicable following the trade, but no later than 12:00 noon on the Business Day immediately preceding the Settlement Date

C. The Issuing and Paying Agent (or other applicable Paying Agent) will communicate to DTC and the Selling Agent(s), through DTC’s Participant Terminal System, a pending deposit message specifying the following settlement information:

1.  The information set forth in the Settlement Procedure “A.”

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2. Identification numbers of the participant accounts maintained by DTC on behalf of the applicable Paying Agent and the Selling Agent(s).

3.  The initial Interest Payment Date, if any, for such Note, the number of days by which such date succeeds the related record date for DTC purposes (or, in the case of floating-rate Notes or other Notes with interest that resets daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Issuing and Paying Agent).

4. The CUSIP number, ISIN and Common Code (as applicable) of the Note.
5. Whether such Note represents any other Notes issued or to be issued in book-entry form.
9:00 a.m. on the Settlement Date

D. DTC will arrange for each pending deposit message described above to be transmitted to S&P, which will use the information in the message to include certain terms of the Note in the appropriate daily bond report published by S&P.

9:00 a.m. on the Settlement Date

E. Unless otherwise agreed by the parties, for any Notes to be represented by a Global Note, the Company will complete such Global Note representing the Notes and will deliver such Note to the applicable Trustee (or any other authentication agent duly appointed in accordance with the terms of the applicable Indenture) for authentication, to be held by the applicable Trustee as custodian for DTC. If the Notes are to be represented by a Master Note, the Company or its counsel will so notify the Senior Trustee, and the Senior Trustee will make an appropriate endorsement or notation on a schedule to the Master Note to reflect the issuance of a Supplemental Obligation and shall enter additional information with respect to such Supplemental Obligation as indicated on such schedule. The Senior Trustee will maintain possession of the Master Note as custodian for DTC.

10:00 a.m. on the Settlement Date	F. DTC will credit the Notes to the participant account of the Issuing and Paying Agent maintained by DTC.

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No later than 2:00 p.m. on the Settlement Date

G. The Issuing and Paying Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit the Note to the Issuing and Paying Agent’s participant account and credit the Note to the participant account of the applicable Selling Agent(s) maintained by DTC and (ii) unless the Company is to receive such funds outside of the DTC system, to debit the settlement account of the Issuing and Paying Agent maintained by DTC in an amount equal to the initial public offering price of such Note less such Selling Agent’s (or Selling Agents’) discount or underwriting commission, as applicable. If the Notes are not to be represented by a Master Note, entry of such a delivery order shall be deemed to constitute a representation and warranty by the applicable Trustee to DTC that (i) the Global Note representing such Note has been issued and authenticated and (ii) such Trustee is holding the Global Note pursuant to its arrangements and agreements with DTC.

If the Notes are to be represented by a Master Note, the entry of such a delivery order shall be deemed to constitute a representation and warranty by the Senior Trustee to DTC that (a) such Note has been issued through the facilities of DTC and (b) the Senior Trustee is holding the Master Note pursuant to its arrangements and agreements with DTC.

No later than 2:00 p.m. on the Settlement Date

H. In the case of Notes sold through the applicable Selling Agent(s), as agent(s), for the purpose of facilitating the delivery of the Notes to the applicable Selling Agent(s), such Selling Agent(s) will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit the Note to the applicable Selling Agent’s (or Selling Agents’) participant account and credit the Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of the Participants and credit the settlement account of the applicable Selling Agent(s) maintained by DTC in an amount equal to the initial public offering price of the Note.

3:00 p.m. on the Settlement Date	I. Transfers of funds in accordance with SDFS deliver orders described in procedures “G” and “H” above will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.
3:30 p.m. on the Settlement Date	J. Upon receipt, the applicable Trustee will pay the Company, by wire transfer of immediately available funds to an account specified by the Company to the Issuing and Paying Agent from time to time, the amount transferred to the Issuing and Paying Agent in accordance with procedure “G” above.

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4:00 p.m. on the Settlement Date

K. If the Note was sold through a Selling Agent, such Selling Agent will confirm the purchase of the Note to the investor or other purchaser by transmitting to the Participant with respect to the Note a confirmation order either (i) through DTC’s Participant Terminal System or (ii) by mailing a written confirmation to such investor or other purchaser.

L. Unless otherwise directed by the Company, if an offering of Notes is sold to or through more than one Selling Agent, and MLPF&S is one of the Selling Agents, then, solely for purposes of effecting delivery of the Notes, MLPF&S shall act as settlement agent for the other Selling Agents as follows:

The Notes will initially be credited to MLPF&S’s participant account with DTC and, concurrently therewith, MLPF&S will issue an order through DTC’s Participant Terminal System to transfer the Notes purchased or sold by such other Selling Agents to the participant account or accounts of such Selling Agents or such other parties based on the written instructions given by such other Selling Agents to MLPF&S.

Each Selling Agent will provide its written instructions to MLPF&S prior to the relevant Settlement Date.

MLPF&S is acting solely as settlement agent on behalf of such other Selling Agents and will not have any contractual commitment to purchase or sell any Notes purchased or sold by such other Selling Agents or any proprietary interest therein (except as may be provided otherwise in the Distribution Agreement or any applicable Terms Agreement).

The settlement arrangements contemplated by this procedure “L” shall not in any way limit the obligations of such other Selling Agents pursuant to the Distribution Agreement, any applicable Terms Agreement or these Procedures with respect to the settlement of any Notes purchased or sold by such other Selling Agents, including such Selling Agent’s obligation to cause the initial public offering price of such Notes less such Selling Agent’s discount or underwriting commission to be paid and transferred as contemplated above.

M. If a sale is to be settled more than one Business Day after the trade date, procedures “A,” “B” and “C” above may, if necessary, be completed at any time prior to the specified times on the first applicable Business Day after such trade date. Procedure “I” above is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

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N. If settlement of a Book-Entry Note is rescheduled or canceled by the Company, the Issuing and Paying Agent will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time for DTC on the Business Day immediately preceding the scheduled Settlement Date, and if the Notes are represented by a Master Note, the Senior Trustee shall make an appropriate endorsement or notation on the schedule thereto.

Failure to Settle:	If the Issuing and Paying Agent fails to enter an SDFS deliver order with respect to a Book-Entry Note represented by a DTC Note pursuant to procedure “G” above for DTC Notes, the Issuing and Paying Agent may deliver to DTC through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note from the participant account of the Issuing and Paying Agent maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes represented by a Global Note, the Issuing and Paying Agent will make appropriate entries in its records and the Trustee will cancel such Global Note in accordance with the terms of the applicable Indenture. If withdrawal messages are processed with respect to a portion of the Book-Entry Notes represented by a Global Note, the Trustee will, upon receipt of instructions from the Company, either (i) exchange such DTC Note for two DTC Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be canceled immediately after issuance by the applicable Trustee in accordance with the terms of the applicable Indenture, and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note, or (ii) make an appropriate endorsement or notation on a schedule to such Global Note (including any Master Note) reflecting the decrease in the amount of the Notes represented thereby, in accordance with its terms and the terms of the Indenture. The CUSIP number assigned to DTC Notes for which a withdrawal message is processed in accordance with CUSIP Service Bureau procedures shall be canceled and not immediately reassigned.

In the case of any DTC Note sold through a Selling Agent, as agent, if the purchase price for any Book-Entry Note represented by the DTC Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial owner or other purchaser thereof

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(or a person, including an indirect participant in DTC, acting on behalf of such beneficial owner or other purchaser), such Participants and, in turn, the related Selling Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant procedures “G” and “H” for the Notes, respectively. Thereafter, the Issuing and Paying Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Selling Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse the applicable Selling Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Book-Entry Note that was to have been represented by a Global Note also representing other Book-Entry Notes, the applicable Trustee will take the applicable actions described in Procedure “E” and in accordance with instructions by the Company and the Indenture. The applicable Trustee shall make any required endorsement or notation on a schedule to the applicable Master Note to negate any prior endorsement or notation, as required to reflect the fact that such Note did not settle.

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